Exhibit 10.1

EXECUTION COPY

$2,500,000,000

CREDIT AGREEMENT

Dated as of April 28, 2006

among

MASTERCARD INCORPORATED,

as Borrower

MASTERCARD INTERNATIONAL INCORPORATED,

as Guarantor

The Several Lenders

from Time to Time Parties Hereto

CITIGROUP GLOBAL MARKETS INC.,

as Sole Lead Arranger and

Sole Book Manager

and

CITIBANK, N.A.,

as Co-Administrative Agent

JPMORGAN CHASE BANK, N.A.,

as Co-Administrative Agent

J.P. MORGAN SECURITIES, INC.,

as Co-Arranger

COMMONWEALTH BANK OF AUSTRALIA,

HSBC BANK (USA), N.A. and

THE ROYAL BANK OF SCOTLAND PLC,

as Co-Syndication Agents

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3.10	No Burdensome Restrictions	38
3.11	Taxes	38
3.12	Federal Margin Regulations	38
3.13	ERISA	39
3.14	Investment Company Act; Other Regulations	39
3.15	Subsidiaries	39
3.16	Purpose of Loans	39
3.17	Environmental Matters	40
3.18	Solvency	40

SECTION 4. CONDITIONS PRECEDENT		40
4.1	Conditions to Initial Loan	40
4.2	Conditions to Each Loan	42

SECTION 5. AFFIRMATIVE COVENANTS		42
5.1	Financial Statements	42
5.2	Certificates; Other Information	43
5.3	Payment of Obligations	43
5.4	Conduct of Business and Maintenance of Existence	44
5.5	Maintenance of Property; Insurance	44
5.6	Inspection of Property; Books and Records; Discussions	44
5.7	Notices	44
5.8	Environmental Laws	45

SECTION 6. NEGATIVE COVENANTS		46
6.1	Maintenance of Net Worth	46
6.2	Limitation on Liens	46
6.3	Limitation on Fundamental Changes	47
6.4	Limitation on Transfer or Disposition of Assets	47
6.5	Limitation on Investments	48
6.6	Limitation on Transactions with Affiliates	48
6.7	Limitation on Lines of Business	48
6.8	Upstreaming	48

SECTION 7. EVENTS OF DEFAULT		49

SECTION 8. THE ADMINISTRATIVE AGENT		51
8.1	Appointment	51
8.2	Delegation of Duties	51
8.3	Exculpatory Provisions	51
8.4	Reliance by Administrative Agent	52
8.5	Notice of Default	52
8.6	Non-Reliance on Administrative Agent and Other Lenders	52

ii

8.7	Indemnification	53
8.8	Administrative Agent in Its Individual Capacity	53
8.9	Successor Administrative Agent	53
8.10	Substitute Administrative Agent	54
8.11	Arrangers, Etc.	54
8.12	Trust Indenture Act.	54

SECTION 9. GUARANTEE		55

SECTION 10. MISCELLANEOUS		58
10.1	Amendments and Waivers	58
10.2	Notices	59
10.3	No Waiver; Cumulative Remedies	61
10.4	Survival of Representations and Warranties	61
10.5	Payment of Expenses and Taxes	61
10.6	Successors and Assigns; Participations and Assignments	62
10.7	Adjustments; Set-off	66
10.8	Counterparts	66
10.9	Severability	66
10.10	Integration	67
10.11	Termination of Commitments and Swing Line Commitments	67
10.12	GOVERNING LAW	67
10.13	Submission To Jurisdiction; Waivers	67
10.14	Acknowledgements	67
10.15	WAIVERS OF JURY TRIAL	68
10.16	Confidentiality	68
10.17	USA PATRIOT Act	68
10.18	Termination of Agreement	68

iii

SCHEDULES

1.1(a)	-	Cash Equivalents
1.1(b)	-	Permitted Investments
1.2	-	Commitments
3.1	-	Interest Rate and Currency Protection
3.6	-	Material Litigation
3.15	-	Subsidiaries
6.2(f)	-	Liens
6.8	-	Dividend Blocks
10.7(b)	-	Fiduciary Accounts

EXHIBITS

A	Form of Revolving Credit Note

B	Form of Swing Line Note

C	Form of Closing Certificate

D-1	Form of CAF Advance Request

D-2	Form of CAF Advance Offer

D-3	Form of CAF Advance Confirmation

D-4	Form of CAF Advance Assignment

E	Form of Swing Line Loan Participation Certificate

F-1	Form of Opinion of General Counsel of Borrower and International

F-2	Form of Opinion of Special New York Counsel to the Administrative Agent

G	Form of Borrowing Notice

H	Form of Assignment and Acceptance

I	Form of Compliance Certificate

J-1	Form of New Lender Supplement

J-2	Form of Commitment Increase Supplement

CREDIT AGREEMENT, dated as of April 28, 2006 among MASTERCARD INCORPORATED, a Delaware corporation (the “Borrower”), MASTERCARD INTERNATIONAL INCORPORATED, a Delaware corporation (“International” or the “Guarantor”), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), and CITIBANK, N.A. (“Citibank”), as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”), and JPMORGAN CHASE BANK, N.A., as back-up administrative agent for the Lenders hereunder (in such capacity, the “Backup Agent”).

The parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABR”: a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(i) the rate of interest announced publicly by Citibank in New York City from time to time as Citibank’s base rate; and

(ii) 1.00% per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publications shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case adjusted to the nearest 0.25%, or if there is no nearest 0.25%, to the next higher 0.25%; and

(iii) for any day, 0.50% per annum above the Federal Funds Rate in effect on such day.

Each change in any interest rate provided for herein based upon the ABR resulting from a change in the ABR shall take effect at the time of such change in the ABR.

“ABR Loans”: Revolving Credit Loans hereunder, the rate of interest applicable to which is based upon the ABR.

“Administrative Agent”: as defined in the preamble hereof.

“Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate”: as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 25% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement”: this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Applicable Facility Fee Rate”: for any Rating Level Period, the rate per annum set forth below opposite the reference to such Rating Level Period:

Rating Level Period	Applicable Facility Fee Rate
Rating Level 1 Period	0.060%

Rating Level 2 Period	0.070%

Rating Level 3 Period	0.080%

Rating Level 4 Period	0.100%

Rating Level 5 Period	0.150%

Rating Level 6 Period	0.200%

Each change in the Applicable Facility Fee Rate resulting from a Rating Level Change shall be effective on the effective date of such Rating Level Change.

“Applicable Margin”: for each LIBOR Loan and for any Rating Level Period, the rate per annum set forth below opposite the reference to such Rating Level Period:

Rating Level Period	Applicable Margin
Rating Level 1 Period	0.190%

Rating Level 2 Period	0.280%

Rating Level 3 Period	0.370%

Rating Level 4 Period	0.525%

Rating Level 5 Period	0.600%

Rating Level 6 Period	0.800%

CREDIT AGREEMENT

plus the Applicable Utilization Fee Rate for such Rating Level Period. Each change in the Applicable Margin resulting from a Rating Level Change shall be effective on the effective date of such Rating Level Change.

“Applicable Utilization Fee Rate”: for each day on which the drawn portion of the aggregate amount of the Commitments (including Swing Line Loans and CAF Advances) exceeds 50% of the aggregate amount of Commitments as in effect on the Closing Date, for any Rating Level Period, the rate per annum set forth below opposite the reference to such Rating Level Period:

Rating Level Period	Applicable Utilization Fee Rate
Rating Level 1 Period	0.100%
Rating Level 2 Period	0.100%
Rating Level 3 Period	0.100%
Rating Level 4 Period	0.125%
Rating Level 5 Period	0.125%
Rating Level 6 Period	0.250%

Each change in the Applicable Utilization Fee Rate resulting from a Rating Level Change shall be effective on the effective date of such Rating Level Change.

“Assignee”: as defined in subsection 10.6(c).

“Available Commitment”: as to any Lender on any day, an amount equal to the excess, if any, of (a) the amount of such Lender’s Commitment over (b) the aggregate of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (ii) an amount equal to such Lender’s Commitment Percentage of the aggregate principal amount of all Swing Line Loans then outstanding (after giving effect to any repayment of Swing Line Loans on such day).

“Backup Agent”: as defined in the preamble hereof.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereof.

“Borrowing Date”: any Business Day specified in a notice pursuant to Sections 2.2, 2.9 or 2.18 as a date on which the Borrower requests the Lenders or the Swing Line Lender, as the case may be, to make Loans hereunder.

“Business”: as defined in subsection 3.17(b).

CREDIT AGREEMENT

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that when such term is used to describe a day on which a borrowing, payment or interest rate determination is to be made in respect of a LIBOR Loan or a LIBOR CAF Advance, such day shall also be a day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

“CAF Advance”: each CAF Advance made pursuant to Section 2.8.

“CAF Advance Availability Period”: the period from and including the Closing Date to and including the date which is 7 days prior to the Revolving Credit Termination Date.

“CAF Advance Confirmation”: each confirmation by the Borrower of its acceptance of CAF Advance Offers, which confirmation shall be substantially in the form of Exhibit D-3 and shall be delivered to the Administrative Agent by facsimile transmission.

“CAF Advance Interest Payment Date”: as to each CAF Advance, each interest payment date specified by the Borrower for such CAF Advance in the related CAF Advance Request.

“CAF Advance Maturity Date”: as to any CAF Advance, the date specified by the Borrower pursuant to subsection 2.9(a) in its acceptance of the related CAF Advance Offer.

“CAF Advance Offer”: each offer by a Lender to make CAF Advances pursuant to a CAF Advance Request, which offer shall contain the information specified in Exhibit D-2 and shall be delivered to the Administrative Agent by telephone, immediately confirmed by facsimile transmission.

“CAF Advance Request”: each request by the Borrower for Lenders to submit bids to make CAF Advances, which request shall contain the information in respect of such requested CAF Advances specified in Exhibit D-1 and shall be delivered to the Administrative Agent in writing, by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

“Capital Lease”: as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations”: all obligations under Capital Leases of any Person, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person other than a corporation and any and all warrants or options to purchase any of the foregoing.

CREDIT AGREEMENT

“Cash Equivalents”: (i) cash equivalents in existence on March 31, 2006 as set forth on Schedule 1.1(a) (and, in the case of any such cash equivalents described on Schedule 1.1(a), any replacement of any such cash equivalents with substantially the same Investment), (ii) securities fully guaranteed by any state, commonwealth or territory of the United States or any other OECD Country, or by any municipality, political subdivision or taxing authority of any such state, commonwealth or territory, (iii) time deposits, eurocurrency time deposits, certificates of deposit, bankers acceptances or overnight bank deposits issued by any bank or financial institution having combined capital and surplus of not less than $500,000,000 and a Thomson Bank Watch Rating (or its equivalent) of at least B or by any Lender (any such bank, an “Approved Bank”), with maturities of not more than one year from the date of acquisition, (iv) repurchase obligations with a term of not more than one year for underlying securities of the type described in clause (ii) entered into with an Approved Bank, (v) commercial paper issued by, or guaranteed by, any Approved Bank or by the parent company of any Approved Bank or commercial paper issued by, or guaranteed by, any company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, or with an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, or issued by, or guaranteed by, any company with a long term unsecured debt or counterparty rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, respectively, or with an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing such ratings generally, and in each case maturing within one year after the date of acquisition, (vi) debt securities issued by, or guaranteed by, any Approved Bank or by the parent company of any Approved Bank or debt securities issued by, or guaranteed by, any company with a long term unsecured debt or counterparty rating of at least A- or A3, or the equivalent of each thereof, from S&P or Moody’s, respectively, or with an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing such ratings generally, (vii) asset-backed securities, mortgage-backed securities or other similar securities, in each case with a rating of at least A- or A3, or the equivalent of each thereof, from S&P or Moody’s, respectively, or with an equivalent rating by a nationally recognized rating agency, (viii) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by the United States or, if such obligations are in the currency of such country, any other OECD Country, (ix) any fund or funds making Investments generally in Investments of the type described in clauses (i) through (viii) above (or the equivalent thereof) or money market funds that comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, as amended and (x) other Investments in debt obligations in connection with the cash management operations of the Borrower and its subsidiaries so long as the aggregate outstanding amount of such Investments does not exceed $100,000,000 at any time.

“C/D Assessment Rate”: for any day as applied to any loan the interest rate applicable to which is based upon the ABR, the annual assessment rate in effect on such

CREDIT AGREEMENT

day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the “FDIC”) classified as well-capitalized and within supervisory subgroup “B” (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. § 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC’s (or such successor’s) insuring time deposits at offices of such institution in the United States.

“C/D Reserve Percentage”: for any day as applied to any loan the interest rate applicable to which is based upon the ABR, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

“Citibank”: as defined in the preamble hereof.

“Closing Date”: the date on which the conditions precedent set forth in Section 4.1 shall be satisfied.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Commitment”: as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.2, as such amount may be reduced or increased from time to time in accordance with the provisions of this Agreement.

“Commitment Increase Offer”: as defined in subsection 2.23(a).

“Commitment Increase Supplement”: as defined in subsection 2.23(c).

“Commitment Percentage”: as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

“Commitment Period”: the period from and including the date hereof to but not including the Revolving Credit Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

“Commonly Controlled Entity”: an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414(b) or (c) of the Code.

CREDIT AGREEMENT

“Confidential Information”: non-public information that the Borrower or any of its Subsidiaries (or any of their representatives) furnishes to the Administrative Agent or any Lender, but does not include any such information that is or becomes generally available to the public (other than as a result of a breach of this Agreement) or that was available to the Administrative Agent or such Lender on a non-confidential basis prior to its being furnished by the Borrower or any of its Subsidiaries (other than as a result of a breach of this Agreement or to the extent obtained from a source known to the Administrative Agent or such Lender to be bound by a confidentiality agreement with the Borrower or any of its Subsidiaries and to be in breach of such confidentiality agreement).

“Consolidated Net Worth”: for any Person and as at any date of determination, the members’ or stockholders’ equity of such Person, as the case may be, as determined in accordance with GAAP and as would be reflected on a consolidated balance sheet of such Person prepared as of such date.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is legally bound.

“Declined Amount”: as defined in subsection 2.23(a).

“Declining Lender”: as defined in subsection 2.23(a).

“Default”: any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary organized under the laws of any jurisdiction within the United States.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Reserve Requirements”: for any day as applied to a LIBOR Loan or a LIBOR CAF Advance, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of such system.

CREDIT AGREEMENT

“Event of Default”: any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Executive Incentive Compensation Plan”: as described in the annual report of the Borrower.

“Existing Credit Agreement”: the Credit Agreement dated as of June 17, 2005, among the Borrower, the Guarantor, certain Lenders, Citibank, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Backup Agent, as amended.

“Federal Funds Rate”: for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

“Fixed Rate CAF Advance”: any CAF Advance made pursuant to a Fixed Rate CAF Advance Request.

“Fixed Rate CAF Advance Request”: any CAF Advance Request requesting the Lenders to offer to make CAF Advances at a fixed rate of interest (as opposed to a rate composed of the London Interbank Offered Rate plus (or minus) a margin).

“Foreign Subsidiary”: as to any Person, any Subsidiary of such Person organized under the laws of any jurisdiction outside the United States.

“Form S-1”: the registration statement on Form S-1 filed by the Borrower with the Securities and Exchange Commission on September 15, 2005 in accordance with the Securities Act of 1933, as amended, and all amendments to such registration statement through and including Amendment No. 4 thereto so filed on April 17, 2006, but without giving effect to any further amendments to such registration statement filed after the date hereof.

“GAAP”: generally accepted accounting principles in the United States in effect from time to time.

CREDIT AGREEMENT

“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee shall not include endorsements of instruments for deposit or collection in the ordinary course of business or obligations of any Obligor or its Subsidiaries in respect of settlement failures by one or more of its members. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guaranteed Obligations”: as defined in Section 9.

“Guarantor”: as defined in the preamble hereof.

“Indebtedness”: as to any Person, (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, e.g., take-or-pay and similar obligations, (g) all obligations of such Person under Interest Rate Agreements, and (h) without duplication, all Guarantees of such Person of Indebtedness of others, provided that

CREDIT AGREEMENT

Indebtedness shall not include trade payables and accrued expenses relating to employees, in each case arising in the ordinary course of business and the amount of Indebtedness pursuant to clause (g) above shall be the amount that would be payable upon termination of the relevant Interest Rate Agreement (giving effect to netting).

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Interest Payment Date”: (a) as to any Loan, the rate of interest applicable to which is based upon the ABR, the last day of each March, June, September and December, on the Revolving Credit Termination Date, (b) as to any LIBOR Loan or LIBOR CAF Advance having an Interest Period of three months or less, or any Fixed Rate CAF Advance having an Interest Period of 90 days or less, the last day of such Interest Period and (c) as to any LIBOR Loan or any Fixed Rate CAF Advance having an Interest Period longer than three months or 90 days, respectively, each day which is three months or 90 days, respectively, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

“Interest Period”: (a) with respect to any LIBOR Loan:

(i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

(b) with respect to any CAF Advance, the period specified in the CAF Advance Confirmation with respect to such CAF Advance;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(A) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of LIBOR Loans or LIBOR CAF Advances, the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

CREDIT AGREEMENT

(B) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and

(C) any Interest Period pertaining to a LIBOR Loan or a LIBOR CAF Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Interest Rate Agreement”: any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement designed to protect any Person against fluctuations in interest rates.

“International”: as defined in the preamble hereof.

“Investments”: as defined in Section 6.5.

“LIBOR CAF Advance”: any CAF Advance made pursuant to a LIBOR CAF Advance Request.

“LIBOR CAF Advance Request”: any CAF Advance Request requesting the Lenders to offer to make CAF Advances at an interest rate equal to the London Interbank Offered Rate plus (or minus) a margin.

“LIBOR Loans”: Revolving Credit Loans hereunder the rate of interest applicable to which is based upon the London Interbank Offered Rate.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

“Loan”: any Revolving Credit Loan, CAF Advance or Swing Line Loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement and any Notes issued hereunder.

“London Interbank Offered Base Rate”: with respect to each day during each Interest Period pertaining to a LIBOR Loan or a LIBOR CAF Advance, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, two Business Days prior to the commencement

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of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “London Interbank Offered Base Rate” with respect to such LIBOR Loan or LIBOR CAF Advance for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of Citibank in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.

“London Interbank Offered Rate”: with respect to each day during each Interest Period pertaining to a LIBOR Loan or a LIBOR CAF Advance, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

London Interbank Offered Base Rate
1.00 - Eurocurrency Reserve Requirements

“Margin Stock”: margin stock within the meaning of Regulation U.

“MasterCard Europe”: MasterCard Europe Sprl, a Belgian corporation.

“MasterCard Initial Public Offering”: the planned initial underwritten public offering by the Borrower of common stock of the Borrower pursuant to a registration statement on Form S-1 filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

“Material Adverse Effect”: a material adverse effect on (a) the business, assets, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole (it being understood that a settlement failure by one or more members of International shall not constitute an event, development or circumstance that has a “Material Adverse Effect”) or (b) the validity or enforceability of any of the Loan Documents or the material rights or remedies of the Administrative Agent or the Lenders thereunder.

“Material Subsidiary”: at any time, any Subsidiary (i) accounting, during the immediately preceding fiscal quarter of the Borrower, for more than 5% of the total revenues of the Borrower and its Subsidiaries on a consolidated basis or (ii) having, as at the last day of such fiscal quarter, more than 5% of the total assets of the Borrower and its Subsidiaries on a consolidated basis, all determined in accordance with GAAP.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Moody’s”: Moody’s Investors Service, Inc., and its successors.

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“Moody’s Rating”: at any time, the counterparty rating of the Borrower then most recently announced and effective by Moody’s.

“Multiemployer Plan”: a Plan which is a multiemployer plan as defined in Section 4001 (a)(3) of ERISA and which is subject to Title IV of ERISA, to which the Borrower or any Commonly Controlled Entity is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“New Lender”: as defined in subsection 2.23(b).

“New Lender Supplement”: as defined in subsection 2.23(b).

“Non-Excluded Taxes”: as defined in Section 2.21.

“Notes”: the collective reference to the Revolving Credit Notes and the Swing Line Note.

“Obligors”: the collective reference to the Borrower and the Guarantor.

“OECD Country”: each country member of the Organisation for Economic Co-operation and Development other than the Czech Republic, Greece, the Republic of Hungary, the Republic of Korea, the Republic of Poland, the Slovak Republic, the Republic of Turkey and the United Mexican States.

“Participant”: as defined in subsection 10.6(b).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Investments”: (a) Investments in Cash Equivalents; (b) Investments in existence on the date of this Agreement and disclosed in the financial statements previously delivered to the Administrative Agent and the Lenders and as set forth on Schedule 1.1(b) or any substantially similar Investment; (c) Investments in any Subsidiary by the Borrower or by any Subsidiary (including Guarantees in respect of hedging or foreign exchange transactions entered into in the ordinary course of business and governed by ISDA documentation, subject to the limitations set forth in the proviso to this definition, including any Investment made to acquire such Subsidiary); (d) Investments in the Borrower by any existing or future Subsidiary of the Borrower; (e) sales of goods or services on trade credit terms in the ordinary course of business; (f) loans and advances to employees in the ordinary course of business; (g) loans or advances to vendors or contractors of the Borrower in the ordinary course of business; (h) lease, utility and other similar deposits in the ordinary course of business; (i) stock, obligations or securities received in the ordinary course of business in settlement of debts owing to the Borrower or a Subsidiary as a result of foreclosure, perfection or enforcement of any Lien, or in connection with good faith settlement of delinquent obligations owing to the Borrower or a Subsidiary; (j) Investments in partnerships or joint ventures engaged in a business related to that engaged in by the Borrower on the date of

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this Agreement and Investments in other entities engaged in the development or production of new technologies directly related to the businesses engaged in by the Borrower and its Subsidiaries on the date of this Agreement, the outstanding amount of which Investments, together with any outstanding amount of other Investments pursuant to this clause (j) as of such time, do not exceed 25% of the total assets of the Borrower and its consolidated Subsidiaries as of the last day of the immediately preceding fiscal period for which financial statements have been delivered (with such calculation of total assets to give pro forma effect (without duplication) to any issuance of Capital Stock by the Borrower (including, without limitation, pursuant to the MasterCard Initial Public Offering or in connection with any Investment) as if such issuance occurred on such last day but only to the extent such issuance occurs after such last day and on or prior to the date such Investment is effected); (k) Investments by the Borrower pursuant to the Executive Incentive Compensation Plan, Senior Executive Incentive Plan or 2006 Long-Term Incentive Plan, in an aggregate amount, together with any other Investments pursuant to this clause (k) as of such time, not to exceed 15% of the total assets of the Borrower and its consolidated Subsidiaries as of the last day of the immediately preceding fiscal period for which financial statements have been delivered; (l) Investments or assumed Indebtedness under Interest Rate Agreements and currency exchange and protection agreements entered into in the ordinary course of business; (m) Investments in auction rate securities issued by issuers with a senior unsecured or corporate debt rating of at least A or the equivalent thereof by S&P or at least A2 or the equivalent thereof by Moody’s; and (n) in addition to Permitted Investments described in the foregoing clauses (a) through (m), Investments in an aggregate outstanding amount, together with the outstanding amount of any other Investments pursuant to this clause (n) as of such time, not to exceed an amount equal to 20% of the total assets of the Borrower and its consolidated Subsidiaries as of the last day of the immediately preceding fiscal period for which financial statements have been delivered (with such calculation of total assets to give pro forma effect (without duplication) to any issuance of Capital Stock by the Borrower (including, without limitation, pursuant to the MasterCard Initial Public Offering or in connection with any Investment) as if such issuance occurred on such last day but only to the extent such issuance occurs after such last day and on or prior to the date such Investment is effected); provided that the aggregate outstanding amount of Investments by International and its Subsidiaries in Subsidiaries of the Borrower that are not also Subsidiaries of International shall not exceed, together with the outstanding amount of any other such Investments as of such time, an amount equal to 30% of the total assets of International and its consolidated Subsidiaries as of the last day of the immediately preceding fiscal period for which financial statements have been delivered (with such calculation of total assets to give pro forma effect (without duplication) to any issuance of Capital Stock by the Borrower (including, without limitation, pursuant to the MasterCard Initial Public Offering or in connection with any Investment) as if such issuance occurred on such last day but only to the extent such issuance occurs after such last day and on or prior to the date such Investment is effected); and provided, further, that a Guarantee of obligations of MasterCard Europe in respect of hedging or foreign exchange transactions entered into in the ordinary course of business with one or more Lenders (or Affiliates thereof) and governed by ISDA documentation shall not be considered an Investment for purposes of the immediately preceding proviso.

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“Person”: an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Properties”: as defined in Section 3.17.

“Rating Level Change”: a change in the S&P Rating or the Moody’s Rating, as applicable (other than as a result of a change in the rating system of S&P or Moody’s, as applicable) that results in the change from one Rating Level Period to another, which Rating Level Change shall be effective on the date on which the relevant change in the S&P Rating or the Moody’s Rating, as applicable, is first announced and effective by S&P or Moody’s, as applicable.

“Rating Level Period”: a Rating Level 1 Period, a Rating Level 2 Period, a Rating Level 3 Period, a Rating Level 4 Period or a Rating Level 5 Period; provided that:

(i)	“Rating Level 1 Period” means a period during which the S&P Rating is A+ or better or the Moody’s Rating is A1 or better;

(ii)	“Rating Level 2 Period” means a period that is not a Rating Level 1 Period during which the S&P Rating is A- or better or the Moody’s Rating is A3 or better;

(iii)	“Rating Level 3 Period” means a period during which the S&P Rating is BBB+ or the Moody’s Rating is Baa1;

(iv)	“Rating Level 4 Period” means a period during which the S&P Rating is BBB or the Moody’s Rating is Baa2;

(v)	“Rating Level 5 Period” means a period during which the S&P Rating is BBB- or the Moody’s Rating is Baa3;

(vi)	“Rating Level 6 Period” means a period other than a Rating Level 1 Period, a Rating Level 2 Period, a Rating Level 3 Period, a Rating Level 4 Period or a Rating Level 5 Period, and shall include each period during which there is no S&P Rating or Moody’s Rating in effect; and

(vii)	If during any period both an S&P Rating and a Moody’s Rating have been announced and are effective, if such S&P Rating and Moody’s Rating shall not be equivalent to each other, (x) the higher such rating shall be used to

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determine the Rating Level Period, provided that, if such S&P Rating and Moody’s Rating shall be separated by more than one subcategory, the lower such rating, adjusted up by one subcategory, shall be used to determine the Rating Level Period.

“Register”: as defined in subsection 10.6(e).

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. § 4043.

“Required Lenders”: at any time, Lenders the Commitment Percentages of which aggregate more than 50%.

“Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: the president and chief executive officer and the chief operating officer of the Borrower and, with respect to financial matters, the chief financial officer or the treasurer of the Borrower.

“Revolving Credit Loans”: as defined in Section 2.1.

“Revolving Credit Note”: as defined in subsection 2.5(e).

“Revolving Credit Termination Date”: April 28, 2009, as extended from time to time pursuant to Section 2.24, or such earlier date as the Commitments shall terminate pursuant to the terms hereof; provided that if the Revolving Credit Termination Date would otherwise fall on a day that is not a Business Day, the Revolving Credit Termination Date shall be the immediately preceding Business Day.

“S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“S&P Rating”: at any time, the counterparty rating of the Borrower then most recently announced and effective by S&P.

“Senior Executive Incentive Plan”: as described in the proxy statement of the Borrower.

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“Single Employer Plan”: any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvent”: with respect to any Person on a particular date, means that (i) the fair value of the property of such Person is greater than the total amount of the liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, and (iv) such Person is not engaged in business, and is not about to engage in business, for which such Person’s property would constitute unreasonably small capital.

“Subsidiary”: as to any Person, a corporation, partnership or other entity of which a majority of the Voting Shares are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swing Line Commitment”: the Swing Line Lender’s obligation to make Swing Line Loans pursuant to Section 2.18.

“Swing Line Lender”: Citibank in its capacity as provider of the Swing Line Loans.

“Swing Line Loan Participation Certificate”: a certificate in substantially the form of Exhibit E.

“Swing Line Loans”: as defined in subsection 2.18(a).

“Swing Line Note”: as defined in subsection 2.18(b).

“Tranche”: the collective reference to LIBOR Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such loans shall originally have been made on the same day); Tranches may be identified as “LIBOR Tranches”.

“Transferee”: as defined in subsection 10.6(g).

“2006 Long-Term Incentive Plan”: as described in the annual report on Form 10-K of the Borrower as filed with the Securities and Exchange Commission on March 16, 2006.

“Type”: as to any Revolving Credit Loan, its nature as an ABR Loan or a LIBOR Loan.

“United States”: the United States of America.

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“Voting Shares”: as to any Person, shares of stock of or other ownership interests in such Person having ordinary voting power (other than such stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors (or similar managers) of such Person.

1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

(b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate or modify the effect of any change occurring after the date hereof in GAAP or in the application or interpretation thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. AMOUNT AND TERMS OF LOANS

2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (“Revolving Credit Loans”) to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding, when added to such Lender’s Commitment Percentage of all outstanding Swing Line Loans, not to exceed the amount of such Lender’s Commitment, provided that the aggregate principal amount of all Loans outstanding at any time shall not exceed the aggregate amount of the Commitments at such time. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

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(b) The Revolving Credit Loans may from time to time be LIBOR Loans, ABR Loans, or a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.7.

2.2 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 4:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially LIBOR Loans, or (b) 3:00 P.M., New York City time, on the same Business Day of the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of LIBOR Loans, ABR Loans, or a combination thereof and (iv) if the borrowing is to be entirely or partly of LIBOR Loans, the respective amounts of each such Type of Revolving Credit Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Commitments shall be in an amount equal to at least $10,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Available Commitments are less than $10,000,000, such lesser amount). Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Except as contemplated by subsection 2.18(c), each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 10.2 prior to 2:00 P.M., New York City time, to the extent the requested Revolving Credit Loans are to be initially LIBOR Loans, or 4:00 P.M., New York City time, otherwise, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

2.3 Facility Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee for the period from and including the first day of the Commitment Period to the Revolving Credit Termination Date, computed at a rate per annum equal to the Applicable Facility Fee Rate on the average daily Commitment of such Lender, whether or not utilized, from and including the first day of the Commitment Period until the Revolving Credit Termination Date. Such facility fee shall be payable quarterly in arrears on the last day of each March, June, September and December, on the Revolving Credit Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

2.4 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than one Business Day’s notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments, provided that (a) after giving effect to such termination or reduction, the aggregate outstanding principal amount of the Loans shall not exceed the aggregate Commitments and (b) a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice (and any required prepayments) may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the

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specified effective date) if such condition is not satisfied. Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Commitments then in effect.

2.5 Repayment of Revolving Credit Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 7). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.14.

(b) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing indebtedness of the Borrower to such Lender resulting from each Revolving Credit Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain the Register pursuant to subsection 10.6(e), and a record therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(d) The entries made in the Register and the records of each Lender maintained pursuant to subsection 2.5(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such record, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Revolving Credit Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

(e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a “Revolving Credit Note”).

2.6 Optional Prepayments. The Borrower may at any time and from time to time prepay the Revolving Credit Loans, in whole or in part, without premium or penalty (subject to Section 2.22), upon at least two Business Days’ irrevocable notice to the Administrative Agent, if such prepayment is to be applied in whole or in part to LIBOR Loans, and upon same day notice otherwise (which notices shall be made on the relevant day not later than 10:00 A.M., New York City time), specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, or a combination of LIBOR and ABR Loans, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the

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Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid and any other amounts payable pursuant to Section 2.22. Partial prepayments shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. The Borrower shall not have the right to prepay any principal amount of any CAF Advance except as provided in subsection 2.10(a). Prepayments of any Swing Line Loan shall be as provided in subsection 2.18(a).

2.7 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert LIBOR Loans to ABR Loans, by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election, provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to LIBOR Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding LIBOR Loans and ABR Loans may be converted as provided herein, provided that (i) no Revolving Credit Loan may be converted into a LIBOR Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate, and (ii) no Swing Line Loan may be converted into a loan that bears interest at any rate other than the ABR.

(b) Any LIBOR Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Revolving Credit Loans, provided that no LIBOR Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate; and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Revolving Credit Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

2.8 CAF Advances. Subject to the terms and conditions of this Agreement, the Borrower may borrow CAF Advances from time to time on any Business Day during the CAF Advance Availability Period. CAF Advances may be borrowed in amounts such that the aggregate principal amount of all Loans outstanding at any time shall not exceed the aggregate amount of the Commitments at such time. Within the limits and on the conditions hereinafter set forth with respect to CAF Advances, the Borrower may from time to time borrow, repay and reborrow CAF Advances.

2.9 Procedure for CAF Advance Borrowing. (a) The Borrower shall request CAF Advances by delivering a CAF Advance Request to the Administrative Agent, not later than 1:00 P.M., New York City time, four Business Days prior to the proposed Borrowing Date (in the case of a LIBOR CAF Advance Request), and not later than 11:00 A.M., New York City time, one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate CAF Advance Request). Each CAF Advance Request in respect of any Borrowing Date may solicit

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bids for CAF Advances on such Borrowing Date in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and having not more than three alternative CAF Advance Maturity Dates. The CAF Advance Maturity Date for each CAF Advance shall be the date set forth therefor in the relevant CAF Advance Request, which date shall be (i) not less than 7 days nor more than 60 days after the Borrowing Date therefor, in the case of a Fixed Rate CAF Advance, (ii) one or two months after the Borrowing Date therefor, in the case of a LIBOR CAF Advance and (iii) not later than the Revolving Credit Termination Date, in the case of any CAF Advance. The Administrative Agent shall notify each Lender promptly by facsimile transmission of the contents of each CAF Advance Request received by the Administrative Agent.

(b) In the case of a LIBOR CAF Advance Request, upon receipt of notice from the Administrative Agent of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at the applicable London Interbank Offered Rate plus (or minus) a margin determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Administrative Agent, before 10:30 A.M., New York City time, on the day that is three Business Days before the proposed Borrowing Date, setting forth:

(i) the maximum amount of CAF Advances for each CAF Advance Maturity Date and the aggregate maximum amount of CAF Advances for all CAF Advance Maturity Dates which such Lender would be willing to make (which amounts may, subject to Section 2.8, exceed such Lender’s Commitment); and

(ii) the margin above or below the applicable London Interbank Offered Rate at which such Lender is willing to make each such CAF Advance.

The Administrative Agent shall advise the Borrower before 11:00 A.M., New York City time, on the date which is three Business Days before the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Administrative Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 10:15 A.M., New York City time, on the date which is three Business Days before the proposed Borrowing Date.

(c) In the case of a Fixed Rate CAF Advance Request, upon receipt of notice from the Administrative Agent of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at a rate of interest determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Administrative Agent before 9:30 A.M., New York City time, on the proposed Borrowing Date, setting forth:

(i) the maximum amount of CAF Advances for each CAF Advance Maturity Date, and the aggregate maximum amount for all CAF Advance Maturity Dates, which such Lender would be willing to make (which amounts may, subject to Section 2.8, exceed such Lender’s Commitment); and

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(ii) the rate of interest at which such Leader is willing to make each such CAF Advance.

The Administrative Agent shall advise the Borrower before 10:00 A.M., New York City time, on the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Administrative Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 9:15 A.M., New York City time, on the proposed Borrowing Date.

(d) Before 11:30 A.M., New York City time, three Business Days before the proposed Borrowing Date (in the case of CAF Advances requested by a LIBOR CAF Advance Request) and before 10:30 A.M., New York City time, on the proposed Borrowing Date (in the case of CAF Advances requested by a Fixed Rate CAF Advance Request), the Borrower, in its absolute discretion, shall:

(i) cancel such CAF Advance Request by giving the Administrative Agent telephone notice to that effect, or

(ii) by giving telephone notice to the Administrative Agent (immediately confirmed by delivery to the Administrative Agent of a CAF Advance Confirmation by facsimile transmission) (A) subject to the provisions of subsection 2.9(e), accept one or more of the offers made by any Lender or Lenders pursuant to subsection 2.9(b) or subsection 2.9(c), as the case may be, and (B) reject any remaining offers made by Lenders pursuant to subsection 2.9(b) or subsection 2.9(c), as the case may be.

(e) The Borrower’s acceptance of CAF Advances in response to any CAF Advance Offers shall be subject to the following limitations:

(i) the amount of CAF Advances accepted for each CAF Advance Maturity Date specified by any Lender in its CAF Advance Offer shall not exceed the maximum amount for such CAF Advance Maturity Date specified in such CAF Advance Offer;

(ii) the aggregate amount of CAF Advances accepted for all CAF Advance Maturity Dates specified by any Lender in its CAF Advance Offer shall not exceed the aggregate maximum amount specified in such CAF Advance Offer for all such CAF Advance Maturity Dates;

(iii) the Borrower may not accept offers for CAF Advances for any CAF Advance Maturity Date in an aggregate principal amount in excess of the maximum principal amount requested in the related CAF Advance Request; and

(iv) if the Borrower accepts any of such offers, it must accept offers based solely upon pricing for each relevant CAF Advance Maturity Date and upon no other criteria whatsoever, and if two or more Lenders submit offers for any CAF Advance Maturity Date at identical pricing and the Borrower accepts any of such offers but does not wish to (or, by reason of the limitations set forth in Section 2.8, cannot) borrow the total amount offered by such Lenders with such identical pricing, the Borrower shall accept offers

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from all of such Lenders in amounts allocated among them pro rata according to the amounts offered by such Lenders (with appropriate rounding, in the sole discretion of the Borrower, to assure that each accepted CAF Advance is an integral multiple of $1,000,000); provided that if the number of Lenders that submit offers for any CAF Advance Maturity Date at identical pricing is such that, after the Borrower accepts such offers pro rata in accordance with the foregoing provisions of this paragraph, the CAF Advance to be made by any such Lender would be less than $5,000,000 principal amount, the number of such Lenders shall be reduced by the Administrative Agent by lot until the CAF Advances to be made by each such remaining Lender would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

(f) If the Borrower notifies the Administrative Agent that a CAF Advance Request is cancelled pursuant to subsection 2.9(d)(i), the Administrative Agent shall give prompt telephone notice thereof to the Lenders.

(g) If the Borrower accepts pursuant to subsection 2.9(d)(ii) one or more of the offers made by any Lender or Lenders, the Administrative Agent promptly shall notify each Lender which has made such an offer of (i) the aggregate amount of such CAF Advances to be made on such Borrowing Date for each CAF Advance Maturity Date and (ii) the acceptance or rejection of any offers to make such CAF Advances made by such Lender. Before 12:00 Noon, New York City time, on the Borrowing Date specified in the applicable CAF Advance Request, each Lender whose CAF Advance Offer has been accepted shall make available to the Administrative Agent at its office set forth in Section 10.2 the amount of CAF Advances to be made by such Lender, in immediately available funds. The Administrative Agent will make such funds available to the Borrower as soon as practicable on such date at such office of the Administrative Agent. As soon as practicable after each Borrowing Date, the Administrative Agent shall notify each Lender of the aggregate amount of CAF Advances advanced on such Borrowing Date and the respective CAF Advance Maturity Dates thereof.

2.10 CAF Advance Payments. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each Lender which has made a CAF Advance, on the applicable CAF Advance Maturity Date, the then unpaid principal amount of such CAF Advance. The Borrower shall not have the right to prepay any principal amount of any CAF Advance without the consent of the Lender to which such CAF Advance is owed.

(b) The Borrower hereby further agrees to pay interest on the unpaid principal amount of each CAF Advance from the Borrowing Date of such CAF Advance to the applicable CAF Advance Maturity Date at the rate of interest specified in the CAF Advance Offer accepted by the Borrower in connection with such CAF Advance (calculated on the basis of a 360-day year for actual days elapsed), payable on each applicable CAF Advance Interest Payment Date.

(c) If any principal of, or interest on, any CAF Advance shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such CAF Advance shall, without limiting any rights of any Lender under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% per annum above the rate which would otherwise be applicable to such CAF Advance until the stated CAF Advance Maturity Date of such CAF Advance, and for each day thereafter at a rate per annum which is 2% per annum above the ABR, in each case until paid in full (as well after as before judgment). Interest accruing pursuant to this paragraph (c) shall be payable from time to time on demand.

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2.11 Evidence of Debt. Each Lender shall maintain in accordance with its usual practice appropriate records evidencing indebtedness of the Borrower to such Lender resulting from each CAF Advance of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time in respect of such CAF Advance. The Administrative Agent shall maintain the Register pursuant to subsection 10.6(e), and a record therein for each Lender, in which shall be recorded (i) the amount of each CAF Advance made by such Lender, the CAF Advance Maturity Date thereof, the interest rate applicable thereto and each CAF Advance Interest Payment Date applicable thereto, and (ii) the amount of any sum received by the Administrative Agent hereunder from the Borrower on account of such CAF Advance. The entries made in the Register and the records of each Lender maintained pursuant to this Section shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such record, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the CAF Advances made by such Lender in accordance with the terms of this Agreement.

2.12 Certain Restrictions. A CAF Advance Request may request offers for CAF Advances to be made on not more than one Borrowing Date and to mature on not more than three CAF Advance Maturity Dates. No CAF Advance Request may be submitted earlier than five Business Days after submission of any other CAF Advance Request.

2.13 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Revolving Credit Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Revolving Credit Loans comprising each LIBOR Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than ten LIBOR Tranches outstanding at any time.

2.14 Interest Rates and Payment Dates. (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the London Interbank Offered Rate for such Interest Period plus the Applicable Margin.

(b) Each ABR Loan and Swing Line Loan shall bear interest at a rate per annum equal to the ABR. Each CAF Advance shall bear interest as provided in Section 2.8.

(c) If all or a portion of (i) any principal of any Revolving Credit Loan or Swing Line Loan, (ii) any interest payable thereon, (iii) any facility fee or (iv) any other amount payable hereunder (other than overdue CAF payments provided for in subsection 2.10(c)) shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any such principal and overdue interest, facility fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% per annum or (y) in the case of any such overdue interest, facility fee or other amount, the rate applicable to ABR Loans pursuant to

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subsection 2.14(b) plus 2% per annum, in each case from the date of such non-payment until such overdue principal, interest, facility fee or other amount is paid in full (as well after as before judgment).

(d) Interest on Revolving Credit Loans and Swing Line Loans shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.15 Computation of Interest and Fees. (a) Whenever it is calculated on the basis of the ABR, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest and the facility fee and utilization fee shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a London Interbank Offered Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the Eurocurrency Reserve Requirements, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.14(a) or 2.7(b).

2.16 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the London Interbank Offered Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Required Lenders that the London Interbank Offered Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans, shall be converted to or continued as ABR Loans and (z) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to LIBOR Loans, as the case may be.

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2.17 Pro Rata Treatment and Payments. (a) Except as provided in Section 2.23(d), each borrowing of Revolving Credit Loans by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any facility or utilization fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on any Loans (other than any CAF Advance) shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent’s office specified in Section 10.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its allocable share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender’s Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

2.18 Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (“Swing Line Loans”) to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $300,000,000, provided that the aggregate principal amount of all Loans outstanding at any one time shall not exceed the aggregate amount of the Commitments at such time. During the Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall bear interest based upon the ABR and shall not be entitled to be converted into loans that bear interest at any other

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rate. The Borrower shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 4:00 P.M., New York City time, on the requested Borrowing Date specifying the amount of the requested Swing Line Loan which shall be in a minimum amount of $100,000 or a whole multiple of $50,000 in excess thereof). The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Borrower at the office of the Swing Line Lender by 5:00 P.M., New York City time, on the Borrowing Date by crediting the account of the Borrower at such office with such proceeds. The Borrower may, at any time and from time to time, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Lender prior to 4:00 P.M., New York City time, on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple of $50,000 in excess thereof.

(b) The Swing Line Loans shall, at the request of the Swing Line Lender, be evidenced by and repayable with interest in accordance with a promissory note of the Borrower substantially in the form of Exhibit B to this Agreement, with appropriate insertions (the “Swing Line Note”), payable to the order of the Swing Line Lender and representing the obligation of the Borrower to pay the amount of the Swing Line Commitment or, if less, the unpaid principal amount of the Swing Line Loans, with interest thereon as prescribed in Section 2.14. The Swing Line Lender is hereby authorized to record the Borrowing Date, the amount of each Swing Line Loan and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Swing Line Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure by the Swing Line Lender to make any such recordation shall not affect any of the obligations of the Borrower under such Swing Line Note or this Agreement. The Swing Line Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Termination Date and (c) bear interest for the period from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Section 2.14.

(c) The Swing Line Lender at any time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request each Lender, including the Swing Line Lender, to make a Revolving Credit Loan that shall be initially an ABR Loan in an amount equal to such Lender’s Commitment Percentage of the amount of the Swing Line Loans outstanding on the date such notice is given (the “Outstanding Swing Line Loans”). Unless any of the events described in paragraph (f) of Section 7 shall have occurred with respect to the Borrower (in which event the procedures of paragraph (e) of this Section shall apply) each Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swing Line Lender at the office of the Administrative Agent specified in Section 10.2 prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Outstanding Swing Line Loans. Effective on the day such Revolving Credit Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans, shall no longer be due under the Swing Line Note and shall be evidenced as provided in subsection 2.5(b). The Borrower authorizes the Swing Line Lender to charge the Borrower’s

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accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Outstanding Swing Line Loans to the extent amounts received from the Lenders are not sufficient to repay in full such Outstanding Swing Line Loans.

(d) Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be obligated to make any Swing Line Loans if the conditions set forth in Section 4.2 have not been satisfied.

(e) If prior to the making of a Revolving Credit Loan pursuant to subsection 2.18(c) one of the events described in paragraph (f) of Section 7 shall have occurred and be continuing with respect to the Borrower, each Lender will, on the date such Revolving Credit Loan was to have been made pursuant to the notice in subsection 2.18(c), purchase an undivided participating interest in the Outstanding Swing Line Loan in an amount equal to (i) its Commitment Percentage times (ii) the aggregate principal amount of Swing Line Loans then outstanding. Each Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

(f) Whenever, at any time after any Lender has purchased a participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

(g) Each Lender’s obligation to make the Revolving Credit Loans referred to in subsection 2.18(c) and to purchase participating interests pursuant to subsection 2.18(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or termination of the Commitments; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any Subsidiary or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.19 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert ABR Loans to LIBOR Loans shall forthwith be cancelled and (b) such Lender’s Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with

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respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.20.

2.20 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.21, taxes expressly excluded by Section 2.21 and changes in the rate of tax on the overall net income of such Lender);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the London Interbank Offered Rate hereunder; or

(iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

(c) If any Lender becomes entitled to claim any additional amounts pursuant to paragraphs (a) or (b) of this Section 2.20, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled and of the basis for the calculation of such additional amounts; provided that the Borrower shall not be required to compensate a Lender pursuant to such paragraph for any increased costs incurred

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more than 180 days prior to the date that such Lender notifies the Borrower of the change giving rise to such increased costs and of such Lender’s intention to claim compensation therefor; provided, further that, if the change giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.21 Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings (“Non-Excluded Taxes” ) are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (b) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(b) Each Lender that is not incorporated under the laws of the United States or a state thereof (a “Non-U.S. Lender”) shall:

(i) on or before the date such Lender becomes a party to this Agreement, deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8 BEN or W-8 ECI or, in the case of a Non-U.S. Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit H and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, United States federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents;

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(ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

(iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Person that shall become a Lender or a Participant pursuant to Section 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(c) If the Administrative Agent or any Lender determines, in its sole discretion, exercised in good faith, that it has received a refund of any Non-Excluded Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.21, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.21 with respect to the Non-Excluded Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.

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2.22 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making either (i) a borrowing of LIBOR Loans or LIBOR CAF Advances or (ii) a conversion into or continuation of LIBOR Loans, in each case after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement (in the case of a borrowing of LIBOR CAF Advances, so long as the Borrower shall have accepted a CAF Advance offered in connection with any such notice), (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement (regardless of whether such notice is permitted to be revocable under Section 2.4 and is revoked in accordance herewith) or (c) the making of either (i) a prepayment of LIBOR Loans, LIBOR CAF Advances or Fixed Rate CAF Advances or (ii) a conversion of LIBOR Loans, in each case on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall constitute an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.23 Commitment Increases. (a) In the event that Borrower wishes to increase the aggregate Commitments, it shall notify the Lenders (through the Administrative Agent) of the amount of such proposed increase (such notice, a “Commitment Increase Offer”). Each Commitment Increase Offer shall offer the Lenders the opportunity to participate in the increased Commitments ratably in accordance with their respective Commitment Percentages. In the event that any Lender (each, a “Declining Lender”) shall fail to accept in writing a Commitment Increase Offer within 10 Business Days after receiving notice thereof, all or any portion of the proposed increase in the Commitments offered to the Declining Lenders (the aggregate of such offered amounts, the “Declined Amount”) may instead be allocated to any one or more additional banks, financial institutions or other entities pursuant to paragraph (b) below and/or to any one or more existing Lenders pursuant to paragraph (c)(ii) below.

(b) Any additional bank, financial institution or other entity (herein called a “New Lender”) which, with the consent of the Borrower and the Administrative Agent, elects to become a party to this Agreement and obtain a Commitment in an amount equal to all or any portion of a Declined Amount shall execute a New Lender Supplement (each, a “New Lender Supplement”) with the Borrower and the Administrative Agent, substantially in the form of Exhibit J-1, whereupon such New Lender shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and Schedule 1.2 shall be deemed to be amended to add the name and Commitment of such New Lender.

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(c) Any Lender which (i) accepts a Commitment Increase Offer pursuant to subsection 2.23(a) or (ii) with the consent of the Borrower, elects to increase its Commitment by an amount equal to all or any portion of a Declined Amount shall, in each case, execute a Commitment Increase Supplement (each, a “Commitment Increase Supplement”) with the Borrower and the Administrative Agent, substantially in the form of Exhibit J-2, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and Schedule 1.2 shall be deemed to be amended to so increase the Commitment of such Lender.

(d) If on the date upon which a bank, financial institution or other entity becomes a New Lender pursuant to subsection 2.23(b) or upon which a Lender’s Commitment is increased pursuant to subsection 2.23(c) there is an unpaid principal amount of Revolving Credit Loans, the Borrower shall borrow Revolving Credit Loans from the Lenders and/or (subject to compliance by the Borrower with Section 2.22) prepay Revolving Credit Loans of the Lenders such that, after giving effect thereto, the Revolving Credit Loans (including, without limitation, the Types thereof and Interest Periods with respect thereto) shall be held by the Lenders (including for such purposes the New Lenders) pro rata according to their respective Commitment Percentages.

(e) Notwithstanding anything to the contrary in this Section, (i) in no event shall any transaction effected pursuant to this Section cause (x) the aggregate Commitments to exceed $2,750,000,000 or (y) an increase in the aggregate Commitments of an amount less than $50,000,000, (ii) the aggregate amount of any increase in Commitments pursuant to subsection 2.23(b) and (c)(ii) shall be limited to the relevant Declined Amount and (iii) no Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion.

2.24 Commitment Extensions. (a) The Borrower may, not earlier than 60 days and not later than 45 days before each of the first two anniversaries of the Closing Date (each, an “Anniversary Date”), by notice to the Administrative Agent, request that the Revolving Credit Termination Date then in effect (the “Existing Revolving Credit Termination Date”) be extended to the date 364 days after the Existing Revolving Credit Termination Date. The Administrative Agent shall promptly notify the Lenders of such request.

(b) Each Lender, in its sole discretion, shall advise the Administrative Agent whether or not such Lender agrees to such extension. If a Lender agrees to such extension (an “Extending Lender”), it shall notify the Administrative Agent, in writing, of its decision to do so not earlier than 45 days and not later than 30 days prior to such Anniversary Date. A Lender that determines not to so extend its Commitment shall so notify the Administrative Agent promptly after making such determination and is herein called a “Non-Extending Lender”. If a Lender does not give timely notice to the Administrative Agent of whether or not such Lender agrees to such extension, it shall be deemed to be a Non-Extending Lender.

(c) The Administrative Agent shall notify the Borrower of each Lender’s determination not earlier than 30 days and not later than 20 days prior to the relevant Anniversary Date.

(d) The Borrower shall have the right to accept Commitments from New Lenders, each of which shall be acceptable to the Administrative Agent, in an aggregate amount equal to the

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amount of the Commitments of any Non-Extending Lenders, provided that the Extending Lenders shall have the right to increase their Commitments (each such Lender being herein called an “Increasing Lender”) up to the aggregate amount of the Non-Extending Lenders’ Commitments before the Borrower shall be permitted to substitute any New Lenders for Non-Extending Lenders.

(e) If and only if (i) more than 50% of the total of the Commitments is extended or otherwise committed to by Extending Lenders and any New Lenders, and (ii) immediately prior to the relevant Anniversary Date no Default has occurred and is continuing and the representations and warranties of the Borrower set forth in Section 3 shall be true and correct in all material respects on and as of such Anniversary Date as though made on and as of such date, and subject to each New Lender having executed a New Lender Supplement (on the effective date of which such New Lender shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement), then effective on such Anniversary Date the Commitment of each Extending Lender shall be extended to the date 364 days after the Existing Revolving Credit Termination Date (or, if such day is not a Business Day, the immediately preceding Business Day) which date shall thereafter be the Revolving Credit Termination Date; the increased Commitment of each Increasing Lender and the new Commitment of each New Lender shall take effect on such Anniversary Date; the Commitments of the Non-Extending Lenders shall be reduced pro rata on such Anniversary Date to the extent of such increased and new commitments and appropriate adjustments shall be made on such Anniversary Date to cause any then-outstanding Loans of the Lenders to be held on a pro rata basis among all Lenders; the remaining Commitment of each Non-Extending Lender shall terminate on the Existing Revolving Credit Termination Date; and the Borrower shall pay in full on the Existing Revolving Credit Termination Date all amounts payable to each Non-Extending Lender hereunder.

2.25 Replacement of Lenders. If any Lender requests compensation under Section 2.20, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.21, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) no Default or Event of Default has occurred and is continuing on and as of the date of such notice and the date of such assignment;

(ii) the Administrative Agent shall have received the assignment fee specified in Section 10.06(f);

(iii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.22) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

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(iv) in the case of any such assignment resulting from a claim for compensation under Section 2.20 or payments required to be made pursuant to Section 2.21, such assignment will result in a reduction in such compensation or payments thereafter; and

(v) such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower and, in the case of Sections 3.3, 3.4, 3.5 and 3.14, each Obligor with respect to itself, hereby represents and warrants to the Administrative Agent and each Lender that:

3.1 Financial Condition. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2005 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by PricewaterhouseCoopers LLP, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee outside the ordinary course of business, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment which in the aggregate may reasonably be expected to have a Material Adverse Effect, including, without limitation, any interest rate or foreign currency swap or exchange transaction (except as listed on Schedule 3.1 attached hereto), which is not reflected in the foregoing statements or in the notes thereto.

3.2 No Change. Since December 31, 2005 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

3.3 Existence; Compliance with Law. Each Obligor and its Subsidiaries (a) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (provided, that no representation is made under this clause (a) with respect to any Subsidiary that is neither an Obligor nor a Material Subsidiary of an Obligor if the failure of such Subsidiary to be duly organized, validly existing or in good standing as aforesaid could not reasonably be expected to have a Material Adverse Effect), (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to

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conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction (other than that of its organization) where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except in the case of clause (c) or (d) above, to the extent that the failure to qualify as a foreign entity or to be in good standing or to comply with any Requirement of Law could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.4 Corporate Power; Authorization; Enforceable Obligations. Each Obligor has the corporate power and authority, and the legal right, to make, deliver, and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which either Obligor is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each Obligor. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Obligor enforceable against such Obligor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which each Obligor is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of such Obligor and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

3.6 No Material Litigation. Except as listed on Schedule 3.6 or as previously disclosed in any public filing made by the Borrower prior to the date hereof, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

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3.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property material to the business of the Borrower and its Subsidiaries, taken as a whole, and good title to, or a valid leasehold interest in, all its other property material to the business of the Borrower and its Subsidiaries, taken as a whole, and none of such property is subject to any Lien except as permitted by Section 6.2.

3.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the “Intellectual Property”). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does International know of any valid basis for any such claim, except for such claims that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

3.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (a) any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge other than any Lien permitted under Section 6.2(a).

3.12 Federal Margin Regulations. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose (whether immediate, incidental or ultimate) of buying or carrying Margin Stock. No part of the proceeds of any Loans will be used directly or indirectly for the purpose (whether immediate, incidental or ultimate) of buying or carrying Margin Stock in violation of the regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to each Lender and the Administrative Agent a statement in conformity with the requirements of Federal Reserve Form FR U-1 or FR G-3, as appropriate, referred to in Regulation U, to demonstrate the compliance of any borrowing hereunder with Regulation U.

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3.13 ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan that could reasonably be expected to have a Material Adverse Effect, and each Plan has complied with the applicable provisions of ERISA and the Code to the extent that the failure to comply could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred (other than via a “standard termination” as defined in Section 4041(b) of ERISA), and no Lien in favor of the PBGC or a Single Employer Plan has arisen, during such five-year period that could reasonably be expected to have a Material Adverse Effect. The excess, if any, of the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plans), as of the last annual valuation date prior to the date on which this representation is made or deemed made, over the value of the assets of such Single Employer Plan allocable to such accrued benefits could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA that could reasonably be expected to have a Material Adverse Effect if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the best knowledge of the Borrower, no such Multiemployer Plan is in Reorganization or Insolvent. The excess, if any, of the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(l) of ERISA) over the assets under all such Plans allocable to such benefits could not reasonably be expected to have a Material Adverse Effect.

3.14 Investment Company Act; Other Regulations. Neither of the Obligors is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. Neither of the Obligors is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

3.15 Subsidiaries. As of the Closing Date, Schedule 3.15 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on March 31, 2006.

3.16 Purpose of Loans. The proceeds of the Loans shall be used by the Borrower and its Subsidiaries solely (i) to ensure the integrity of the MasterCard payment system in the event of settlement failure by one or more of its members, including failure by one or more of its members to meet merchant payment obligations, and (ii) to refinance outstanding loans, if any, under the Existing Credit Agreement; provided, that up to $500,000,000 of the proceeds of the Loans may be used for general corporate purposes of the Borrower and its Subsidiaries.

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3.17 Environmental Matters. Except to the extent any of the following could not reasonably be expected to have a Material Adverse Effect:

(a) To the best knowledge of the Borrower, the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

(b) The Properties and all operations at the Properties are in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the “Business”) which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

(c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

(d) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

3.18 Solvency. The Borrower is, and after giving effect to each borrowing hereunder will be, Solvent.

SECTION 4. CONDITIONS PRECEDENT

4.1 Conditions to Initial Loan. The agreement of each Lender to make the initial Loan requested to be made by it is subject to the satisfaction of the following conditions precedent:

(a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each Obligor, with a counterpart for each Lender, and (ii) for the account of the Swing Line Lender, the Swing Line Note conforming to the requirements hereof and for the account of any Lender that requested a Revolving Credit Note, such Revolving Credit Note, conforming to the requirements hereof, each executed by a duly authorized officer of the Borrower.

(b) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of such other

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documents or instruments as may be reasonably requested by the Administrative Agent on or prior to the Closing Date, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower or its Subsidiaries may be a party.

(c) Closing Certificate. The Administrative Agent shall have received, with a copy for each Lender, a closing certificate of each Obligor, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or his designee or any Vice President and the Secretary or any Assistant Secretary of each Obligor.

(d) Corporate Proceedings. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Obligor authorizing (i) the execution, delivery and performance by such Obligor of this Agreement and the other Loan Documents to which it is a party and (ii) in the case of the Borrower, the making of the borrowings and the uses of the proceeds contemplated hereunder and, in the case of International, the guarantee thereof as provided herein, certified by its Secretary or an Assistant Secretary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(e) Incumbency Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of each Obligor, dated the Closing Date, as to the incumbency and signature of its officers executing any Loan Document, satisfactory in form and substance to the Administrative Agent, executed by its President or any Vice President and its Secretary or any Assistant Secretary.

(f) Corporate Documents. The Administrative Agent shall have received, with a copy for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Obligor, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Obligor.

(g) Fees. The Administrative Agent shall have received the fees to be received on the Closing Date.

(h) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, (i) the executed legal opinion of Noah J. Hanft, Esq., General Counsel and Secretary of the Borrower and International, substantially in the form of Exhibit F-1, and (ii) the executed legal opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, substantially in the form of Exhibit F-2, each dated the Closing Date and covering such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(i) Existing Credit Agreement. The Administrative Agent shall have received evidence satisfactory to it that the commitments under the Existing Credit Agreement have been canceled and all amounts outstanding thereunder shall have been repaid as of the Closing Date (and each Lender which is a party to the Existing Credit Agreement hereby waives compliance with the requirement under Section 2.6 of the Existing Credit Agreement for the giving of one Business Day’s prior written notice for termination of the commitments thereunder).

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4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by the Obligors pursuant to Section 3 of this Agreement (excluding, with respect to each borrowing of Revolving Credit Loans to be used by the Borrower and its Subsidiaries for the purpose set forth in Section 3.16(i), the representations and warranties made by the Borrower in Sections 3.2 and 3.6) shall be true and correct in all material respects on and as of such date as if made on and as of such date (immediately before and immediately after giving effect to such Loan and to the application of the proceeds therefrom) except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date.

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this Section have been satisfied.

SECTION 5. AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

5.1 Financial Statements. Furnish to each Lender:

(a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings of such quarter and of cash flows of the Borrower and its consolidated Subsidiaries for the portion of the fiscal

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year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein). Information required to be delivered pursuant to this Section 5.1 shall be deemed to have been delivered to the Lenders on the date on which the Borrower provides written notice to the Lenders that such information has been posted on the Borrower’s website on the Internet at http://www.mastercardintl.com or is available on the website of the Securities and Exchange Commission or any successor at http://www.sec.gov (to the extent such information has been posted or is available as described in such notice).

5.2 Certificates; Other Information. Furnish to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and (b), a certificate of a Responsible Officer, substantially in the form of Exhibit I, stating that, to the best of such Responsible Officer’s knowledge, during such period the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

(b) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to shareholders generally, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; provided, that any such financial statement or report shall be deemed to have been delivered on the date that the Borrower notifies the Administrative Agent that such financial statement or report is available on “EDGAR”, the Electronic Data Gathering, Analysis and Retrieval system of the Securities and Exchange Commission, or “http://www.sec.gov/edgar.shtml”; and

(c) promptly, such additional financial and other information (other than any non-public information or materials pertaining to the Borrower’s proprietary new products, systems or services, proprietary marketing programs, strategies or plans, or any member specific billing, contractual or other arrangements) as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (i) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be or (ii) to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

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5.4 Conduct of Business and Maintenance of Existence. Except as set forth in the Form S-1, continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 6.3 or 6.7 unless the failure to do so could not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

5.5 Maintenance of Property; Insurance. Keep all property material to the business of the Borrower and its Subsidiaries taken as a whole in good working order and condition ordinary wear and tear excepted; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are, to the Borrower’s knowledge, usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP (or such other commonly accepted accounting practice which has been previously disclosed to the Administrative Agent) and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender (coordinated through the Administrative Agent) to, upon reasonable notice, visit and inspect any of its properties (not more than one time in any fiscal year) and examine and make abstracts from any of its books and records (other than any non-public information or materials pertaining to (i) its proprietary new products, systems or services, (ii) its proprietary marketing programs, strategies or plans, or (iii) any member specific billing, contractual or other arrangements) at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants; provided that if a Default or Event of Default shall have occurred and be continuing, such visits and inspections (coordinated through the Administrative Agent) may be conducted at any time upon reasonable notice.

5.7 Notices. Promptly give notice to the Administrative Agent for distribution to the Lenders of:

(a) the occurrence of any Default or Event of Default;

(b) if the Borrower ceases to be a public reporting company under the Securities Exchange Act of 1934, as amended, any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, could reasonably be expected to have a Material Adverse Effect;

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(c) if the Borrower ceases to be a public reporting company under the Securities Exchange Act of 1934, as amended, any litigation or proceeding affecting the Borrower or any of its Subsidiaries as to which the Borrower determines that there is a reasonable probability of an adverse judgment and in which the amount involved is $50,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

(d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to any “pension plan” (as defined in Section 3(2) of ERISA), the creation of any Lien in favor of the PBGC or a Single Employer Plan, in each case that could reasonably be expected to result in a liability or Lien in excess of $10,000,000 or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Multiemployer Plan, except where the termination, Reorganization or Insolvency of any Multiemployer Plan could not reasonably be expected to result in a liability in excess of $10,000,000; and

(e) any material adverse change in the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. Notices and other communications to the Lenders required pursuant to paragraphs (b), (c), (d) and (e) of this Section 5.7 may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent.

5.8 Environmental Laws. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

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SECTION 6. NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly:

6.1 Maintenance of Net Worth. Permit Consolidated Net Worth of the Borrower to be less than (i) at any time prior to the completion of the MasterCard Initial Public Offering, $700,000,000, and (ii) at any time thereafter, $1,000,000,000.

6.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole;

(f) Liens in existence on the date hereof listed on Schedule 6.2(f), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

(g) Liens securing Indebtedness of the Borrower and its Subsidiaries incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness;

(h) bankers’ liens arising by operation of law;

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(i) Liens on the property or assets of a corporation which becomes a Subsidiary on or after the date hereof securing Indebtedness of such corporation, provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof and (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary;

(j) Liens arising out of judgments or awards (x) which are bonded or (y) with respect to which an appeal or a proceeding for review is being prosecuted in good faith and adequate reserves have been provided for the payment of such judgment or award;

(k) Liens in favor of the Borrower which secure the obligation of any Subsidiary to the Borrower; and

(1) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrower and all Subsidiaries) $35,000,000 in aggregate amount at any time outstanding.

6.3 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business (taking the Borrower and its Subsidiaries as a whole), except:

(a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or International (provided that the Borrower or International, as the case may be, shall be the continuing or surviving corporation) or with or into any one or more wholly-owned Subsidiaries of the Borrower (provided that the wholly-owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

(b) any wholly-owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or International or any other wholly-owned Subsidiary of the Borrower, subject, however, to the limitations set forth in Sections 6.4(c) and 6.5 below; and

(c) as permitted by Section 6.4 or Section 6.5 (including any Investment consisting of an acquisition or disposition of assets, in each case by way of merger, that is otherwise permitted under Section 6.4 or Section 6.5).

6.4 Limitation on Transfer or Disposition of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person other than the Borrower or any wholly-owned Subsidiary, except:

(a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

(b) the sale of Cash Equivalents in the ordinary course of business in connection with cash management activities or the use of proceeds thereof;

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(c) the sale or other disposition of any property; provided that (i) the aggregate book value of all assets so sold or disposed of pursuant to this clause (c) in any period of twelve consecutive months shall not exceed an amount equal to 20% of consolidated total assets of the Borrower and its Subsidiaries as at the beginning of such twelve-month period; and (ii) the aggregate book value of all assets so sold or disposed of pursuant to this clause (c) to Subsidiaries of the Borrower that are not also Subsidiaries of International by the Borrower and its Subsidiaries (other than by Subsidiaries of the Borrower that are not also Subsidiaries of International) during any period of twelve consecutive calendar months commencing with and including May, 2006 shall not exceed an amount equal to 30% of consolidated total assets of International and its Subsidiaries as at the beginning of such twelve-month period;

(d) the sale or disposition of the headquarters of the Borrower located at 2000 Purchase Street, Purchase, New York 10577-2509;

(e) the sale of inventory in the ordinary course of business;

(f) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

(g) as permitted by subsection 6.3(b).

6.5 Limitation on Investments. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person (collectively, “Investments”), except Permitted Investments.

6.6 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than any transaction permitted by the terms of this Agreement and any transaction between the Borrower and its consolidated Subsidiaries) unless such transaction is upon fair and reasonable terms.

6.7 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for businesses (a) in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or (b) which, after giving effect to such new business, would not result in a change in the primary business of the Borrower and its Subsidiaries, taken as a whole, on the date hereof.

6.8 Upstreaming. Permit any of its Domestic Subsidiaries to enter into, create or assume or suffer to exist any indenture, agreement or other contractual arrangement that prohibits any such Subsidiary from declaring or paying dividends or other distributions on any class of stock or membership interest of such Subsidiary other than restrictions existing on the date of this Agreement contained in agreements or arrangements listed on Schedule 6.8 or otherwise disclosed to the Lenders prior to such date (including restrictions in any amendment or replacement of any such agreements or arrangements), and restrictions in future agreements or arrangements substantially similar to such restrictions, it being agreed that customary financial covenants and other agreements affecting maintenance or retention of assets or capital by a Subsidiary shall not be deemed to be restrictions limited by this Section 6.8.

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SECTION 7. EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder (other than principal), within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) Any representation or warranty made or deemed made by either Obligor herein or in any other Loan Document or which is contained in any certificate furnished by it at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c) The Borrower shall default in the observance or performance of any agreement contained in Section 6; or

(d) Either Obligor shall default in the observance or performance of any other term, covenant or agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower by the Administrative Agent or the Required Lenders; or

(e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) in excess of $35,000,000 in the aggregate, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) fail to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which failure or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity (provided that failure to observe or perform any such agreement or condition referred to in this clause (ii) shall not be deemed to be an Event of Default until the grace period provided for in such instrument or agreement with respect to such agreement or condition has elapsed or, if no grace period is specified, such failure has continued for five Business Days; and provided further that failure by the Borrower to observe or perform any covenant relating to minimum Consolidated Net Worth of the Borrower set forth in either (i) its Guaranty dated as of August 4, 2004 in favor of the holders of the 6.67% Subordinated Notes due June 30, 2008 issued by International or (ii) its Guarantee dated as of August 31, 1999, as amended on November 23, 2004, in favor of the holders of the 7.36% Series A Senior Secured Notes due September 1, 2009 issued by MCI O’Fallon 1999 Trust shall not be deemed to be an Event of Default (without prejudice however to any rights and remedies of the Lenders arising from any failure by the Borrower to observe or perform the covenant set forth in Section 6.1)); or

(f) (i) The Borrower or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an

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order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Single Employer Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Single Employer Plan shall arise on the assets of any Obligor, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA or (v) any Obligor or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability (to the extent not paid or fully covered by insurance) of $35,000,000 or more in the aggregate for all such judgments and decrees, and all such judgments or decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within 90 days from the entry thereof; or

(i) Any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (i) shall have acquired beneficial ownership of 35% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or (ii) shall obtain the power (whether or not exercised) to elect a majority of the Borrower’s directors; or the Borrower shall cease to own, beneficially and of record, the sole Class B membership interest in International or shall cease to have power to elect a majority of International’s directors;

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then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 8. THE ADMINISTRATIVE AGENT

8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

8.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by either Obligor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity,

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effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of either Obligor to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of either Obligor or any of its Subsidiaries.

8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to either Obligor), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other Lenders as may be required hereunder) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or such other Lenders as may be required hereunder), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than an Event of Default consisting of failure of the Borrower to pay when due any principal of or interest on a Loan) hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative

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Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Obligors and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Obligors or any of their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of either Obligor or any of their Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, (including, without limitation, enforcement of the Administrative Agent’s rights under this Section) any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

8.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Obligors as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders, and the Administrative Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall appoint from among the Lenders a successor agent for

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the Lenders, which successor agent (provided that it shall have been approved by the Borrower (such approval not to be unreasonably withheld)), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term “Administrative Agent” shall mean such successor agent, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent’s resignation or removal as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

8.10 Substitute Administrative Agent. If at any time Citibank or the Borrower reasonably determines that Citibank is prevented from carrying out its functions as Administrative Agent hereunder as contemplated hereby, Citibank or the Borrower, as the case may be, shall forthwith so notify the Borrower or Citibank, as the case may be, and the Backup Agent (and Citibank shall promptly so notify the Lenders), and the Backup Agent shall thereupon automatically assume and perform all of the functions of the Administrative Agent and shall be entitled to all of the rights and benefits of the Administrative Agent hereunder, until and only until such time as Citibank and the Borrower determine, and notify the Backup Agent (which shall promptly notify the Lenders) that Citibank is no longer prevented from carrying out its functions as Administrative Agent hereunder as contemplated hereby, whereupon Citibank shall automatically resume and perform all of the functions of the Administrative Agent hereunder. Each Lender agrees to the foregoing and authorizes the Backup Agent to assume and perform the functions of the Administrative Agent under the circumstances set forth above.

8.11 Arrangers, Etc. The parties designated on the cover page hereof as “Sole Lead Arranger and Sole Book Manager”, “Co-Arranger” and “Co-Syndication Agents” shall have, in their capacities as such, no responsibilities or liabilities under or in connection with this Agreement.

8.12 Trust Indenture Act. In the event that Citibank or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by any Obligor, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any obligation of such Obligor hereunder or under any other Loan Document by or on behalf of Citibank in its capacity as the Administrative Agent for the benefit of any Lender under any Loan Document (other than Citibank or an Affiliate of Citibank) and which is applied in accordance with the Loan Documents shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.

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SECTION 9. GUARANTEE

The Guarantor agrees, to induce the other parties to enter into this Agreement and for other valuable consideration, receipt of which is hereby acknowledged as follows:

(a) Guarantee. The Guarantor hereby guarantees to the Lenders and the Administrative Agent the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans and the Notes and all other amounts whatsoever now or hereafter payable or becoming payable by the Borrower under the Loan Documents, in each case strictly in accordance with the terms thereof (collectively, the “Guaranteed Obligations”). The Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This subsection 9(a) is a continuing guaranty and is a guaranty of payment and is not merely a guaranty of collection and shall apply to all Guaranteed Obligations whenever arising.

(b) Acknowledgments, Waivers and Consents. The Guarantor agrees that its obligations under clause (a) above shall, to the fullest extent permitted by applicable law, be primary, absolute, irrevocable and unconditional under any and all circumstances and that the guaranty therein is made with respect to any Guaranteed Obligations now existing or in the future arising. Without limiting the foregoing, the Guarantor agrees that:

(i) The occurrence of any one or more of the following shall not affect the enforceability or effectiveness of this Section 9 in accordance with its terms or affect, limit, reduce, discharge or terminate the liability of the Guarantor, or the rights, remedies, powers and privileges of the Administrative Agent or any Lender, under this subection 9(b):

(A) any modification or amendment (including without limitation by way of amendment, extension, renewal or waiver), or any acceleration or other change in the time for payment or performance of the terms of all or any part of the Guaranteed Obligations or any Loan Document, or any other agreement or instrument whatsoever relating thereto, or any modification of the Commitments;

(B) any release, termination, waiver, abandonment, lapse or expiration, subordination or enforcement of the liability of any other guarantee of all or any part of the Guaranteed Obligations;

(C) any application of the proceeds of any other guarantee (including without limitation the obligations of any other guarantor of all or any part of the Guaranteed Obligations) to all or any part of the Guaranteed Obligations in any such manner and to such extent as the Administrative Agent may determine;

(D) any release of any other Person (including without limitation any other guarantor with respect to all or any part of the Guaranteed Obligations) from any personal liability with respect to all or any part of the Guaranteed Obligations;

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(E) any settlement, compromise, release, liquidation or enforcement, upon such terms and in such manner as the Administrative Agent may determine or as applicable law may dictate, of all or any part of the Guaranteed Obligations or any other guarantee of (including without limitation any letter of credit issued with respect to) all or any part of the Guaranteed Obligations;

(F) the giving of any consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Borrower or any other Person or any disposition of any shares of the Guarantor;

(G) any proceeding against the Borrower or any other guarantor of all or any part of the Guaranteed Obligations or any collateral provided by any other Person or the exercise of any rights, remedies, powers and privileges of the Administrative Agent and the Lenders under the Loan Documents or otherwise in such order and such manner as the Administrative Agent may determine, regardless of whether the Administrative Agent or the Lenders shall have proceeded against or exhausted any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Section 9;

(H) the entering into such other transactions or business dealings with the Borrower, any Subsidiary or Affiliate of the Borrower or any other guarantor of all or any part of the Guaranteed Obligations as the Administrative Agent or any Lender may desire; or

(I) all or any combination of any of the actions set forth in this subsection 9(b)(i).

(ii) The enforceability and effectiveness of this Section 9 and the liability of the Guarantor, and the rights, remedies, powers and privileges of the Administrative Agent and the Lenders under this Section 9 shall not be affected, limited, reduced, discharged or terminated, and the Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

(A) the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, any Loan Document or any other agreement or instrument whatsoever relating to all or any part of the Guaranteed Obligations;

(B) any disability or other defense with respect to all or any part of the Guaranteed Obligations, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor;

(C) the illegality, invalidity or unenforceability of any security for or other guarantee (including without limitation any letter of credit) of all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any Lien on any collateral for all or any part of the Guaranteed Obligations;

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(D) the cessation, for any cause whatsoever, of the liability of the Borrower or any other guarantor with respect to all or any part of the Guaranteed Obligations (other than, subject to subsection 9(c), by reason of the full payment of all Guaranteed Obligations);

(E) any failure of the Administrative Agent or any Lender to marshal assets in favor of the Borrower or any other Person (including any other guarantor of all or any part of the Guaranteed Obligations), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrower or any other guarantor of all or any part of the Guaranteed Obligations or any other Person or to take any action whatsoever to mitigate or reduce such or any other Person’s liability, the Administrative Agent and the Lenders being under no obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Borrower may be in default of its obligations under any Loan Document;

(F) any counterclaim, set-off or other claim which the Borrower or any other guarantor of all or any part of the Guaranteed Obligations has or claims with respect to all or any part of the Guaranteed Obligations;

(G) any failure of the Administrative Agent or any Lender or any other Person to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

(H) any bankruptcy, insolvency, reorganization, winding-up or adjustment of debts, or appointment of a custodian, liquidator or the like of it, or similar proceedings commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

(I) any action taken by the Administrative Agent or any Lender that is authorized by this subsection 9(b) or otherwise in this Section 9 or by any other provision of any Loan Document or any omission to take any such action; or

(J) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

(iii) To the fullest extent permitted by law, the Guarantor expressly waives, for the benefit of the Administrative Agent and the Lenders, all diligence, presentment, demand for payment or performance, notices of nonpayment or nonperformance, protest, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under any Loan Document or other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations, and all notices of acceptance of this Section 9 or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations.

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(c) Reinstatement. The obligations of the Guarantor under this Section 9 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must otherwise be restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

(d) Subrogation. The Guarantor hereby agrees that, until the final payment in full of all Guaranteed Obligations and the expiration or termination of the Commitments under this Agreement, it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in subsection 9(a), whether by subrogation, reimbursement, contribution or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

(e) Remedies. The Guarantor agrees that, as between the Guarantor and the Administrative Agent and the Lenders, the obligations of the Borrower under this Agreement, the Notes or any other Loan Documents may be declared to be forthwith due and payable as provided in Section 7 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 7) for purposes of subsection 9(a), notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by such Guarantor for purposes of said subsection 9(a).

(f) Payments. All payments by the Guarantor under this Section 9 shall be made in Dollars, without deduction, set-off or counterclaim at the place specified in Section 2.17 and free and clear of any and all present and future Non-Excluded Taxes.

(g) Solvency. The Guarantor represents and warrants to the Administrative Agent and the Lenders that after giving effect to each borrowing hereunder it will be Solvent.

SECTION 10. MISCELLANEOUS

10.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower and the Guarantor written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower or the Guarantor hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no

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such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender affected thereby, or (ii) reduce the voting rights of any Lender under this Section or amend, modify or waive subsection 10.6(a) or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by any Obligor of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Lenders, or (iii) release the obligations of the Guarantor under subsection 9(a) without the written consent of all the Lenders, or (iv) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Guarantor, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Guarantor, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

10.2 Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) in the case of delivery by hand, when delivered, (ii) in the case of delivery by mail, three Business Days after being deposited in the mails, certified or registered postage prepaid, or (iii) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an Administrative Questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	MasterCard Incorporated
2000 Purchase Street
Purchase, New York 10577-2509
Attention: Andrea Robertson, Corporate Treasurer
Fax: 914-249-4205
Telephone: 914-249-5994

Guarantor:	MasterCard International Incorporated
2000 Purchase Street
Purchase, New York 10577-2509
Attention: Andrea Robertson, Corporate
Treasurer
Fax: 914-249-4205
Telephone: 914-249-5994

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The Administrative
Agent or the
Swing Line Lender:	Citibank, N.A.
2 Penns Way, Suite 200
New Castle, Delaware 19720
Attention: Jonathan Lavinier
Fax: 212-994-0961
Telephone: 302-894-6065

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 2.4, 2.6, 2.7, 2.9, 2.17 or 2.18 shall not be effective until received.

(b) Each Obligor hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) requests, or converts or continues under Section 2.7 hereof, a borrowing or relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (ii) provides notice of any Default or Event of Default under this Agreement, (iii) is required to be delivered to satisfy any condition precedent to the occurrence of the Closing Date and/or any borrowing, or (iv) initiates or responds to legal process (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com. In addition, each Obligor agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

(c) Each Obligor further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, THE “AGENT PARTIES”) HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING

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OUT OF SUCH OBLIGOR’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to provide to the Administrative Agent in writing (including by electronic communication), promptly after the date of this Agreement, an e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

(e) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable fees, charges and disbursements of counsel incurred in connection with this Agreement and the other Loan Documents or the amendment, modification or waiver thereof and all reasonable and documented out-of-pocket expenses of the Administrative Agent incurred in connection with any amendment, modification or waiver with respect to this Agreement and the other Loan Documents, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement (including, without limitation, this Section), the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, the non-duplicative documented allocated cost of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold harmless each

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Lender, the Administrative Agent, their respective affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnitee”) from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold harmless each Indemnitee from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable legal fees) with respect to the execution, delivery, enforcement, performance and administration of this Agreement (including, without limitation, this Section), the other Loan Documents and any such other documents, including, without limitation, any investigative, administrative or judicial proceeding relating to the foregoing or any of the foregoing relating to any actual or proposed use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of either Obligor, any of their Subsidiaries or any of the Properties or arising out of the Commitments (all the foregoing in this clause (d), collectively, the “indemnified liabilities”), provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee. The Borrower waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, indirect, punitive or consequential damages. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

10.6 Successors and Assigns; Participations and Assignments.

(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Obligor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

(b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Loan owing to such Lender, any Commitment or Swing Line Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participants participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i), (ii) and (iii) of the proviso to Section 10.1. The Borrower

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agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18, 2.20 and 2.21 with respect to its participation in the Commitments, Swing Line Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.21, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

(c) Subject to the provisions of subsection 10.6(d) relating to the assignment of CAF Advances, any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to one or more banks or other financial institutions, including a finance company or fund (whether a corporation, partnership or other entity) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $500,000,000, (such bank or financial institution, an “Assignee”) all or any part of its rights and obligations under this Agreement and the other Loan Documents; provided, however, that

(i) except in the case of an assignment (A) to a Lender or subject to giving prior written notice thereof to the Borrower and the Administrative Agent, an Affiliate of a Lender which is a bank or financial institution or (B) of CAF Advances, each of the Administrative Agent and (except when a Default or Event of Default shall have occurred and be continuing) the Borrower must give its consent to such assignment (which in each case shall not be unreasonably withheld or delayed);

(ii) the Swing Line Lender may not transfer any portion of the Swing Line Commitment without the consent of the Borrower (such consent not to be unreasonably withheld or delayed);

(iii) in the case of any assignment to any Assignee that is not a Lender or an Affiliate thereof, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Commitments and Swing Line Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Commitments and Swing Line Commitments remaining with the assigning Lender are each not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent); and

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(iv) such assignment shall be evidenced by an Assignment and Acceptance, substantially in the form of Exhibit H, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register.

Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment or Swing Line Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (f) of this Section, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 7(f) shall have occurred and be continuing.

(d) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to one or more banks, financial institutions or other entities (“CAF Advance Assignees”) any CAF Advance owing to such Lender, pursuant to a CAF Advance Assignment, substantially in the form of Exhibit D-4 attached hereto, executed by the assignor Lender and the CAF Advance Assignee. Upon such execution, from and after the date of such CAF Advance Assignment, the CAF Advance Assignee shall, to the extent of the assignment provided for in such CAF Advance Assignment, be deemed to have the same rights and benefits of payment and enforcement with respect to such CAF Advance and the same rights of set-off and obligation to share pursuant to Section 10.7 as it would have had if it were a Lender hereunder; provided that unless such CAF Advance Assignment shall otherwise specify and a copy of such CAF Advance Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with subsection 10.6(e), the assignor thereunder shall act as collection agent for the CAF Advance Assignee thereunder, and the Administrative Agent shall pay all amounts received from the Borrower which are allocable to the assigned CAF Advance directly to such assignor without any further liability to such CAF Advance Assignee. A CAF Advance Assignee under a CAF Advance Assignment shall not, by virtue of such CAF Advance Assignment, become a party to this Agreement or have any rights to consent to or refrain from consenting to any amendment, waiver or other modification of any provision of this Agreement or any related document; provided that (x) the assignor under such CAF Advance Assignment and such CAF Advance Assignee may, in their discretion, agree between themselves upon the manner in which such assignor will exercise its rights under this Agreement and any related document except no Lender shall sell any CAF Advance pursuant to which the CAF Advance Assignee shall have rights to approve any amendment or waiver to this Agreement except to the extent such amendment or waiver would (i) reduce the principal amount of any CAF Advance which has been assigned to such CAF Advance Assignee, (ii) reduce the rate of interest on any such CAF Advance or any fees payable in connection with such CAF Advance or (iii) extend the time of

CREDIT AGREEMENT

payment of principal or, or interest on, any such CAF Advance or any other amount owing under this Agreement and in connection with such CAF Advance, and (y) if a copy of such CAF Advance Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with subsection 10.6(e), neither the principal amount of, the interest rate on, nor the maturity date of, any CAF Advance assigned to such CAF Advance Assignee thereunder will be modified without the written consent of such CAF Advance Assignee. If a CAF Advance Assignee has caused a CAF Advance Assignment to be recorded in the Register in accordance with subsection 10.6(e), such CAF Advance Assignee may thereafter, in the ordinary course of its business and in accordance with applicable law, assign the CAF Advance assigned to it to any Lender, to any affiliate or subsidiary of such CAF Advance Assignee or to any other financial institution with the consent of the Borrower (which shall not be unreasonably withheld), and the foregoing provisions of this paragraph (c) shall apply, mutatis mutandis, to any such assignment by a CAF Advance Assignee. Except in accordance with the preceding sentence, CAF Advances may not be further assigned by a CAF Advance Assignee, subject to any legal or regulatory requirement that the CAF Advance Assignee’s assets must remain under its control.

(e) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500 and (if the Assignee is not a Lender) delivery to the Administrative Agent of such Assignee’s Administrative Questionnaire, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

(g) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Subsidiaries and Affiliates which has been delivered to such Lender by or on behalf of the Borrower or any of its Subsidiaries pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower or any of its Subsidiaries in connection with such Lender’s credit evaluation of the Borrower and its Subsidiaries and Affiliates prior to becoming a party to this Agreement.

CREDIT AGREEMENT

(h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

10.7 Adjustments; Set-off. (a) If any Lender (a “benefitted Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to either Obligor, any such notice being expressly waived by each of them to the extent permitted by applicable law, upon any amount becoming due and payable by either Obligor hereunder (whether at stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Obligor; provided that no such set-off and application may be made against deposits in the accounts listed on Schedule 10.7(b) attached hereto. Each Lender agrees promptly to notify such Obligor and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with International and the Administrative Agent.

10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

CREDIT AGREEMENT

10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Obligors, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11 Termination of Commitments and Swing Line Commitments. The Commitments and Swing Line Commitments shall terminate if the conditions to closing set forth in Section 4.1 shall not be satisfied on or before May 2, 2006.

10.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.13 Submission To Jurisdiction; Waivers. Each Obligor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, indirect, punitive or consequential damages.

10.14 Acknowledgements. Each Obligor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to it arising out of or in connection with this Agreement or any of the other Loan

CREDIT AGREEMENT

Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Obligors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Obligors and the Lenders.

10.15 WAIVERS OF JURY TRIAL. EACH OBLIGOR, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.16 Confidentiality. Neither the Administrative Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent’s or such Lender’s Affiliates and their respective officers, directors, employees, agents and advisors and, subject to the execution of an agreement for the benefit of the Borrower to comply with the provisions of this Section, to actual or prospective assignees and participants, (b) to the extent required by any applicable law, rule or regulation or judicial process, (c) to any rating agency when required by it, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder and (f) as requested or required by any state, federal or foreign authority or examiner regulating banks or other financial institutions or banking.

10.17 USA PATRIOT Act. Each Lender hereby notifies each Obligor that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify each Obligor in accordance with the Act.

10.18 Termination of Agreement. Upon termination of the Commitments, the repayment in full of the principal of all Loans outstanding hereunder and the payment in full of all accrued interest and fees and any other amounts then due and payable hereunder, this Agreement shall terminate except for the provisions which expressly survive the termination of this Agreement.

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MASTERCARD INCORPORATED

By:	/s/ Andrea Robertson
Name:	Andrea Robertson
Title:	Treasurer

MASTERCARD INTERNATIONAL INCORPORATED

By:	/s/ Andrea Robertson
Name:	Andrea Robertson
Title:	Corporate Treasurer

CREDIT AGREEMENT

CITIBANK, N.A.,
as Administrative Agent and as Lender

By:	/s/ Diane Pockaj
Name:	Diane Pockaj
Title:	Managing Director and Vice President

CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.,
as Backup Agent and as Lender

By:	/s/ Richard J. Poworoznek
Name:	Richard J. Poworoznek
Title:	Vice President

CREDIT AGREEMENT

LENDERS

COMMONWEALTH BANK OF AUSTRALIA

By:	/s/ Philip Delbridge
Name:	Philip Delbridge
Title:	Risk Manager

CREDIT AGREEMENT

HSBC BANK USA, N.A.

By:	/s/ Joseph Travaglione
Name:	Joseph Travaglione
Title:	Senior Vice President

CREDIT AGREEMENT

GREENWICH CAPITAL MARKETS, Inc., as agent for

The Royal Bank Of Scotland plc

By:	/s/ Diane Ferguson
Name:	Diane Ferguson
Title:	Managing Director

CREDIT AGREEMENT

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

By:	/s/ Jesse A. Reid, Jr.
Name:	Jesse A. Reid, Jr.
Title:	Authorized Signatory

CREDIT AGREEMENT

HARRIS NESBITT FINANCING, INC.

By:	/s/ Stephen A. Maenhout
Name:	Stephen A. Maenhout
Title:	Vice President

CREDIT AGREEMENT

ING BANK N.V.

By:	/s/ W. Hollink
Name:	W. Hollink
Title:	Manager / Associate

By:	/s/ S. Poot
Name:	S. Poot
Title:	Director

CREDIT AGREEMENT

WILLIAM STREET COMMITMENT CORPORATION (Recourse only to assets of William Street Commitment Corporation)

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Assistant Vice President

CREDIT AGREEMENT

BANK OF AMERICA, N.A.

By:	/s/ Mark Short
Name:	Mark Short
Title:	Vice President

CREDIT AGREEMENT

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Richard Herder
Name:	Richard Herder
Title:	Managing Director

By:	/s/ Brett Hanmer
Name:	Brett Hanmer
Title:	Vice President

CREDIT AGREEMENT

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Mary K. Young
Name:	Mary K. Young
Title:	Sr. Vice President

CREDIT AGREEMENT

LLOYDS TSB BANK, PLC

By:	/s/ James Rudd
Name:	James Rudd
Title:	Vice President

By:	/s/ Melissa Curry
Name:	Melissa Curry
Title:	Assistant Vice President

CREDIT AGREEMENT

MIZUHO CORPORATE BANK, LTD.

By:	/s/ Robert Gallagher
Name:	Robert Gallagher
Title:	Senior Vice President

CREDIT AGREEMENT

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Shigeru Tsuru
Name:	Shigeru Tsuru
Title:	Joint General Manager

CREDIT AGREEMENT

WESTPAC BANKING CORPORATION

By:	/s/ Robert F. Bossé
Name:	Robert F. Bossé
Title:	Vice President

CREDIT AGREEMENT

FIFTH THIRD BANK

By:	/s/ George B. Davis
Name:	George B. Davis
Title:	Vice President

CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Robert M. Martin
Name:	Robert M. Martin
Title:	Senior Vice President

CREDIT AGREEMENT

SUNTRUST BANK, INC.

By:	/s/ Brian K. Peters
Name:	Brian K. Peters
Title:	Managing Director

CREDIT AGREEMENT

U.S. BANK, NATIONAL ASSOCIATION

By:	/s/ M. Scott Donaldson
Name:	M. Scott Donaldson
Title:	Vice President U.S. Bank, N.A.

CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Roy H. Roberts
Name:	Roy H. Roberts
Title:	Vice President

CREDIT AGREEMENT

SCHEDULE 1.1(a)

MasterCard Incorporated

Permitted Investments

Cash Equivalents @ 12/31/05

Fund Managers
FIDELITY INVESTMENTS	$69,328,777
FEDERATED	67,862,161
BLACKROCK PROVIDENT	59,402,264
WILLIAMS CAPITAL	28,230,643
MILESTONE CAPITAL	7,398,515
JPMORGAN CHASE	2,691,503
WEISS, PECK & GREER	2,545,083
WESTERN ASSET MANAGEMENT	1,637,263
HSBC ASSET MANAGEMENT INC.	1,344,402
MBIA CAPITAL MANAGEMENT INC	305,231

$240,745,841

MasterCard International Incorporated Managed
MICHIGAN HIGHER ED STD LN	$10,066,425
MINNESOTA HIGHER ED	10,023,333
TENNESSEE ED	10,016,389
MONTANA HESAC	10,006,444
NEW MEXICO ED	9,520,946
WYOMING STUDENT LOAN	8,718,059
MICHIGAN HIGHER ED STD LN	8,208,468
SOUTH CAROLINA	8,059,389
COLORADO STUDENT LN	8,007,627
SLFC 95B3	8,007,089
RHODE ISLAND 98	7,000,000
KENTUCKY HESLC	6,471,979
IDAHO EDUCATION LOAN	6,072,695
WASHINGTON STUDENT LN	6,006,197
PANHANDLE PLAINS	6,003,867
STUDENT LOAN	6,003,787
ALASKA STUDENT LN CORP.	6,003,302
OKLAHOMA STUDENT LOAN	6,002,333
NEW MEXICO ED	5,034,300
SOUTH TEXAS	5,003,188
BRAZOS HIGHER ED	5,002,819
MAINE EDUCATIONAL LOAN	5,002,367
WA STUDENT LN FIN ASSOC	5,000,390
OHIO HEALTH FRANKLIN CO	4,050,000
WASHINGTON STUDENT LOAN	4,001,556

EDSOUTH 2004	3,401,884
PENN HIGHER ED., PA- SMBC	3,200,000
PHEAA SER02	3,002,900
OHIO STATE AIR QUALITY	2,925,000
ARKANSAS SLA	2,803,114
VERMONT STUDENT ASSISTANCE CORP	2,482,021
EDUCATIONAL FUNDING	2,151,191
MONTANA HIGHER ED	2,128,971

$195,388,030

Note:

1.	MasterCard International Incorporated Managed investments consist of auction rate securities that are classified as cash and cash equivalents based on the effective maturity or reset date for each security. Note the stated maturity for these securities is longer than the effective maturity.

SCHEDULE 1.1(b)

MasterCard Incorporated

Permitted Investments

Municipal Bonds and Equity Investments @ 12/31/05

MasterCard	International Portfolio

Municipal Bonds	Par Amount	Maturity Date	Stated Rate
UNIVERSITY COLO ENTERPRIS	$5,100,000	06/01/2011	5.00

GWINNETT CNTY GA WTR & SE	5,000,000	08/01/2009	5.30

ARIZONA SCH FACS BRD REV	5,000,000	07/01/2009	4.00

NEW MEXICO FIN AUTH ST	5,000,000	06/15/2009	5.00

NORTH CAROLINA EASTN MUN	4,700,000	01/01/2009	6.13

AUSTIN TEX WTR & WASTEWTR	4,300,000	05/15/2007	6.00

ORANGE COUNTY FLA TOURIST	4,085,000	10/01/2009	5.50

MECKLENBURG CNTY NC	4,000,000	03/01/2010	5.00

MOBILE CNTY ALA RFDG	3,980,000	02/01/2010	5.00

HILLSBOROUGH CNTY FLA UTIL	3,500,000	08/01/2006	5.00

DADE CNTY FLA SCH DIST RM	3,475,000	08/01/2008	5.00

ALBUQUERQUE N M MUN SCH DIST	3,435,000	08/01/2006	5.00

PENNSYLVANIA ST	3,300,000	02/01/2011	5.25

DETROIT MICH FRDG-SER B-1	3,195,000	04/01/2012	5.00

VIRGINIA ST PUB SCH AUTH	3,125,000	08/01/2009	5.50

CLARK CNTY NEV PUB SAFETY	3,000,000	06/01/2012	5.00

NEW JERSEY ECONOMIC DEV	3,000,000	09/01/2012	5.00

NORTH CAROLINA ST HWY-SER A	3,000,000	05/01/2007	4.60

UNIVERSITY TEX PERM UNIV	3,000,000	07/01/2011	5.00

UT ST-SER B	3,000,000	07/01/2009	4.50

FLORIDA ST BRD ED LOTTERY	3,000,000	07/01/2009	5.50

MILWAUKEE WIS MET SEW DIST SEW SYS-SE	3,000,000	10/01/2006	5.00

LENAPE NJ REGL HIGH SCH	2,815,000	04/01/2011	4.50

COLUMBUS OHIO REF-SER B	2,795,000	05/15/2007	5.25

MARYLAND ST RFDG	2,795,000	02/01/2010	5.00

NEW JERSEY ECONOMIC DEV AUTH REV	2,790,000	09/15/2006	5.00

NORTH TEX TWY AUTH DALLAS	2,725,000	01/01/2010	5.00

SOUTH CAROLINA ST	2,670,000	01/01/2010	5.00

FLORIDA ST DEPT ENVIRON	2,650,000	07/01/2009	5.00

COLORADO DEPT TRANS REV	2,625,000	06/15/2010	6.00

CLARK CNTY WASH BPUB UTIL	2,595,000	01/01/2009	5.50

METROPOLITAN GOVT NASHVIL	2,590,000	10/15/2006	5.25

VIRGINIA COMWLTH TRANSN BRD TRANSN REV U	2,535,000	05/15/2006	5.00

METROPOLITAN COUNCIL MINN	2,515,000	02/01/2011	5.00

OHIO ST BLDG AUTH	2,500,000	10/01/2013	5.00

MARICOPA CNTY ARIZ SCH	2,500,000	07/01/2008	5.00

NEW JERSEY ST TRANSN TR F	2,500,000	12/15/2010	5.25

DISTRICT COLUMBI.C	2,500,000	01/01/2007	5.00

OHIO ST WTR DEV AUTH WTR	2,500,000	06/01/2010	5.00

OKLAHOMA DEV FIN AUTH REV	2,500,000	08/15/2009	5.63

WASHINGTON ST RFDG-SER	2,500,000	01/01/2009	4.00

OKLAHOMA DEV FIN AUTH REV	2,500,000	08/15/2009	5.63

REGIONAL TRANSN AUTH ILL SER A	2,445,000	07/01/2006	5.00

NORTH CAROLINA ST RFG	2,425,000	03/01/2010	5.00

GEORGIA ST SER D	2,400,000	08/01/2009	6.70

CALIFORNIA ST DEPT TRANSN	2,400,000	02/01/2010	4.00

MN REF-VARIOUS P	2,370,000	06/01/2008	5.00

NEBRASKA PUB PWR DIST REV	2,300,000	01/01/2013	5.00

KENTUCKY STATE PROPERTY &	2,250,000	02/01/2011	5.38

PENNSYLVANIA ST TPK COMMN	2,230,000	07/15/2006	5.00

NEW MEXICO ST SEV TAX	2,215,000	07/01/2009	5.00

PIMA CNTY ARIZ	2,200,000	07/01/2009	5.00

MASSACHUSETTS ST	2,200,000	08/01/2009	5.75

DU PAGE WTR COMMN ILL RFD	2,200,000	03/01/2010	5.25

BIRMINGHAM ALA RFDG-SER A	2,195,000	04/01/2009	5.25

OKLAHOMA ST CAPITAL IMPT	2,195,000	07/01/2010	5.00

CHICAGO IL HSG AUTH	2,190,000	09/20/2007	3.45

MISSOURI ST HEALTH & EDL	2,140,000	06/01/2009	6.40

CONNECTICUT ST CLEAN WTR	2,115,000	03/01/2007	5.75

MISSOURI ST RFDG-THIRD	2,100,000	08/01/2007	5.00

KITSAP CNTY WASH	2,065,000	07/01/2010	5.88

NORTH CAROLINA ST PUB	2,050,000	03/01/2008	5.00

HOUSTON TX COMM COLL	2,020,000	04/15/2010	5.25

CHICAGO ILL NEIGHBORHOODS	2,005,000	07/01/2010	6.00

DELAWARE TRNSN AUTH	2,000,000	07/01/2011	5.00

DETROIT MICH CITY SCH DIS	2,000,000	05/01/2007	5.00

LOWER COLO RIV AUTH TEX R	2,000,000	05/15/2008	5.00

METROPOLITAN ATLANTA RAPID TRAN	2,000,000	07/01/2006	6.10

NEW MEXICO FIN AUTH REV	2,000,000	06/01/2012	5.25

PLATTE RIV PWR AUTH COLO	2,000,000	06/01/2009	5.25

SOUTH CAROLINA ST PUB SVC	2,000,000	01/01/2008	4.00

SOUTHERN CAL PUB PWR AUTH	2,000,000	01/01/2009	5.38

UNIV. HOUSTON TX UNIV REV	2,000,000	02/15/2009	4.00

WASHINGTON ST SER B	2,000,000	01/01/2010	6.00

PRIVATE COLLEGES & UNIV	2,000,000	11/01/2010	5.50

KANSAS CITY MO SCH DIST	2,000,000	02/01/2007	5.00

BIRDVILLE TEX INDPT SCH D	2,000,000	02/15/2009	4.38

CHIPPEWA VALLEY MICH SCHS	2,000,000	05/01/2011	5.00

COLORADO DEPT TRANS REV	2,000,000	12/15/2008	4.00

DETROIT MI SEW DISP REV	2,000,000	07/01/2008	5.00

ENERGY NORTHWEST WASH	2,000,000	07/01/2009	5.25

HOUSTON TEX RFDG-PUB	2,000,000	03/01/2009	5.00

HOUSTON TEX RFDG-PUB IMPT	2,000,000	03/01/2009	5.00

IVY TECH ST COLLEGE IND	2,000,000	07/01/2007	5.00

METROPOLITAN WASH D C ARP	2,000,000	10/01/2010	5.00

MICHIGAN ST COMPREHENSIVE	2,000,000	05/15/2007	5.25

NEW YORK NY SER F	2,000,000	02/01/2008	5.13

PENNSYLVANIA ST INDL DEV	2,000,000	01/01/2008	5.80

WASHINGTON ST SER 2000 A	2,000,000	07/01/2009	5.25

WISCONSIN ST TRANSN REV S	2,000,000	07/01/2013	5.00

PENNSYLVANIA ST SECOND	2,000,000	08/01/2008	5.00

KANSAS CITY MO SCH DIST B	2,000,000	02/01/2007	5.00

CALIFORNIA STATE D	2,000,000	05/01/2007	5.25

FORT BEND TEX IDS	2,000,000	08/15/2012	5.00

NEW JERSEY ST TRANS TR	2,000,000	12/15/2008	5.25

MICHIGAN MUN BD AUTH REV	2,000,000	05/01/2008	5.00

GEORGIA ST SER C	2,000,000	09/01/2008	5.75

WASHINGTON SUB SAN DIST	2,000,000	06/01/2011	5.00

MASSACHUSETTS ST WTR POLL	2,000,000	08/01/2010	5.00

MESA ARIZ INDL AUTH REV	2,000,000	01/01/2010	5.75

MICHIGAN ST BLDG AUTH REV	2,000,000	10/15/2010	5.00

PENNSYLVANIA ST	2,000,000	07/01/2008	5.00

SAN ANTONIO TEX ELEC & GA	2,000,000	02/01/2007	—

ORLANDO FLA UTILS COMMN U	2,000,000	07/01/2009	5.00

KERRVILLE TEX INDPT SCH D	1,990,000	08/15/2010	5.00

CHARLOTTE N C RFDG-SER 20	1,985,000	06/01/2010	5.00

CHEROKEE CNTY GA SCH SYS	1,975,000	06/01/2007	5.00

PITTSBURGH PA SCH DIST	1,970,000	09/01/2006	4.25

MINNESOTA ST RFDG	1,900,000	08/01/2008	5.00

NY ST ENVIROMENTAL FACS	1,875,000	06/15/2009	5.00

OKLAHOMA STATE CAP IMPT	1,875,000	06/01/2013	5.00

ALASKA STUDENT LN	1,870,000	07/01/2010	4.00

UTAH ST MUN PWR AGY ELEC	1,865,000	07/01/2007	5.00

JEFFERSON LA SALES TAX DI	1,830,000	12/01/2011	5.00

LA GRANGE GA WTR & SEW RE	1,800,000	01/01/2009	4.00

NEW JERSEY ST TRANSN TR F	1,795,000	06/15/2010	5.25

WISCONSIN ST RFDG-SER 3	1,795,000	05/01/2009	5.00

MICHIGAN MUN BD AUTH REV	1,795,000	05/01/2010	5.00

ARIZONA SCH FACS BRD	1,750,000	07/01/2010	5.50

FREDERICK REF-FA	1,725,000	07/01/2006	5.00

DELAWARE TRANSN AUTH TRAN	1,710,000	07/01/2009	5.00

TIPPECANOE IND SD	1,710,000	01/01/2008	3.00

PERRY TWP IND MULTI SCH B	1,705,000	01/10/2010	5.00

UNIVERSITY CALIF REVS SER	1,700,000	05/15/2010	4.50

SPRINGFIELD H/E	1,665,000	04/01/2012	8.25

NEW YORK REGL RAIL	1,640,000	10/01/2007	5.00

MC HENRY CNTY ILL CMNTY HIGH SCH	1,640,000	01/01/2008	—

HOUSTON TEX ARPT SYS REV	1,640,000	07/01/2006	6.75

CLARK CNTY NEV PUB SAFETY	1,600,000	03/01/2010	6.00

OHIO ST BLDG AUTH	1,600,000	04/01/2010	5.00

UTAH ST RFDG-SER B	1,600,000	07/01/2006	4.50

PERRY TWP IND MULTI SCH B	1,600,000	07/10/2010	5.00

RHODE IS ST & PROVIDENCE	1,565,000	11/01/2010	5.25

CALIFORNIA ST DEPT WTR RE	1,540,000	12/01/2013	5.50

PENNSYLVANIA ST SECOND	1,525,000	08/01/2008	5.00

ORANGE CNTY N Y RFDG	1,500,000	07/15/2012	5.00

PENNSYLVANIA ST RFDG	1,500,000	07/01/2009	5.00

PENNSYLVANIA ST RFDG	1,500,000	10/01/2011	5.00

PHOENIX ARIZ CIVIC IMPT C	1,500,000	07/01/2009	5.00

PUERTO RICO ELEC PWR AUTH	1,500,000	07/01/2011	5.25

OREGON ST DEPT TRANSN HWY	1,500,000	11/15/2011	5.50

CALIFORNIA ST ECONOMIC	1,500,000	07/01/2010	5.00

CHICAGO ILL O HARE INTL	1,500,000	01/01/2009	5.00

PLANO TEX INDPT SCH DIST	1,500,000	02/15/2007	5.00

DETROIT MICH SEWER DISP	1,500,000	01/01/2010	5.75

HAWAII STATE	1,500,000	02/01/2011	5.50

NEW MEXICO FIN AUTH REV	1,500,000	06/01/2011	5.00

OHIO STATE HWY CAP	1,500,000	05/01/2009	5.00

NORTH SLOPE-CABS	1,500,000	06/30/2008	—

FORSYTH CNTY GA	1,490,000	03/01/2012	5.75

KANSAS ST DEV FIN. AUTH.	1,485,000	10/01/2008	5.00

WAYNE TWP IND MARION CNTY	1,475,000	01/10/2009	5.00

UNIVERSITY N C SYS POOL R	1,460,000	10/01/2006	5.50

INDIANA BD BK REV ST	1,445,000	02/01/2008	5.00

DURHAM CNTY N C ENTERPRIS	1,425,000	06/01/2008	5.00

SACRAMENTO CALIF MUN UTIL	1,425,000	08/15/2009	5.25

KITSAP CNTY WASH SD 10	1,415,000	12/01/2009	—

SOUTH CAROLINA ST ECONOMI	1,405,000	08/01/2013	5.25

ILLINOIS ST	1,400,000	08/01/2012	5.25

GRAND RAPIDS MICH PUB SCH	1,400,000	05/01/2009	5.00

MASSACHUSETTS ST PORT AUT	1,400,000	07/01/2008	5.00

HAMILTON SOUTHEATERN IND	1,395,000	01/15/2010	5.00

TACOMA WASH ELEC SYS REV	1,380,000	01/01/2008	5.50

AUSTIN TEXAS IND SCH DIST	1,355,000	08/01/2008	5.00

FLORIDA ST BRD ED CAP OUT	1,350,000	06/01/2010	5.00

CHICAGO ILL SALES TAX REV	1,340,000	01/01/2010	5.00

AVON IND CMTY SCH BLDG	1,320,000	01/10/2009	5.00

NEW YORK REGL RAIL	1,305,000	07/01/2007	4.00

CHARLOTTE N C RFDG	1,300,000	06/01/2014	5.25

UTAH ST SER B	1,300,000	07/01/2009	5.00

ILLINOIS FIRST SER	1,295,000	04/01/2012	5.50

LEANDER TEX INDPT SCH DIS	1,290,000	08/15/2012	5.00

OPELIKA ALA WTS-SER A	1,285,000	04/01/2009	5.00

MIAMI FLA RFDG	1,280,000	07/01/2011	5.00

FLORIDA ST DEPT EN	1,265,000	07/01/2008	5.25

ESSEX CNTY NJ IMPT AUTH	1,260,000	10/01/2010	6.00

MASSACHUSETTS ST INDL FIN	1,250,000	09/01/2008	5.38

VIRGINIA COMWLTH TRANSN	1,250,000	10/01/2006	5.50

VOLUSIA CNTY FLA SCH	1,200,000	10/01/2009	5.00

CHICAGO ILL SALES TAX REV	1,200,000	01/01/2013	5.00

MESA ARIZ RFDG	1,200,000	07/01/2009	5.00

WASHINGTON CNTY TENN	1,185,000	04/01/2012	5.00

KILLEEN TEX INDPT SCH DIS	1,180,000	02/15/2011	5.00

NEW YORK ST DORM AUTH REV	1,180,000	01/01/2013	5.25

CONNECTICUT ST SER C	1,160,000	05/01/2011	5.00

GEORGIA ST SER A	1,150,000	03/01/2010	5.70

KING CNTY WASH PUB HOSP	1,120,000	06/01/2009	5.00

CALIFORNIA STATE	1,100,000	02/01/2010	5.25

GEORGIA ST	1,100,000	08/01/2009	5.25

TEXAS A & M UNIV REVS FIN	1,100,000	05/15/2010	5.00

HARTFORD CNTY CONN	1,085,000	11/01/2006	4.00

MINNESOTA STATE	1,065,000	08/01/2009	5.25

NORTH CAROLINA ST SER A	1,065,000	03/01/2013	5.20

OKLAHOMA ST CAP IMPT AUTH	1,060,000	06/01/2007	5.00

PRIVATE COLLEGES & UNIVS AUTH GA	1,050,000	09/01/2006	5.00

MECKLENBURG CNTY N C PUB	1,045,000	02/01/2009	4.00

UT BLDG LSE MAST	1,025,000	05/15/2006	5.00

CLEVELAND OHIO CITY SCH D	1,020,000	06/01/2007	5.75

ALBANY ORE WTR REV RFDG	1,005,000	08/01/2008	5.00

ILLINOIS DEV FIN AUTH REV	1,000,000	09/01/2008	5.00

WILSON PA SCH DIST SECOND	1,000,000	05/15/2008	5.00

ATLANTA GA RFDG-SER A	1,000,000	12/01/2012	5.00

BALTIMORE CNTY MD	1,000,000	09/01/2012	5.25

CHARLOTTE NORTH CAROLINA	1,000,000	06/01/2012	5.00

CHICAGO ILL RFDG-SER B	1,000,000	01/01/2009	5.00

DETROIT MICH SEW DISP REV	1,000,000	07/01/2009	5.00

HOWARD CNTY MD RFDG-CONS	1,000,000	08/15/2008	5.00

KENTUCKY ST TPK AUTH	1,000,000	07/01/2010	5.00

METROPOLITAN ATLANTA RAPI	1,000,000	07/01/2009	5.00

MICHIGAN MUN BD AUTH REV	1,000,000	10/01/2009	5.75

NEW YORK ST. THRUWAY AUTH	1,000,000	04/01/2012	5.25

NORTH CAROLINA ST RFDG	1,000,000	03/01/2012	5.00

OHIO ST BLDG AUTH RFDG-HW	1,000,000	04/01/2010	5.00

PUERTO RICO COMWLTH RFDG-	1,000,000	07/01/2012	6.50

SOUTHERN MINN MUN	1,000,000	01/01/2012	5.00

UNIVERSITY ARIZ UNIV REVS	1,000,000	06/01/2006	5.00

UNIVERSITY ILL CTFS	1,000,000	08/15/2008	4.00

WARREN MICH CONS SCH DIST	1,000,000	05/01/2008	4.50

BROWARD CNTY FL 01-01-10	1,000,000	01/01/2010	5.00

OHIO ST RFSG	1,000,000	08/01/2009	5.00

ARIZONA ST 5.24 1/1/2007	1,000,000	01/01/2007	5.25

CHIPPEWA VALLEY MICH SCHS	1,000,000	05/01/2010	5.00

HOUSTON TEX RFDG-PUB	1,000,000	03/01/2008	5.00

METROPOLITAN COUNCIL MINN	1,000,000	02/01/2007	5.00

METROPOLITAN PIER & EXPOS	1,000,000	06/15/2008	5.25

NEW YORK ST DORM AUTH LEASE REV	1,000,000	01/15/2008	5.00

OKLAHOMA CNTY OKLA INDPT	1,000,000	02/01/2007	5.00

PLANO TEX PLANO TEX	1,000,000	09/01/2007	4.00

SCHAUMBURG ILL	1,000,000	01/01/2007	5.00

ARLINGTON TEX INDPT SCH	1,000,000	02/15/2014	5.00

UPPER MERION PA AREA SCH	1,000,000	07/15/2007	4.50

BRIGHTON MICH AREA SCH DIST	1,000,000	05/01/2008	5.13

BROADWAY OFFICE PPTYS WAS	1,000,000	12/01/2012	5.25

CAMDEN COUNTY NJ I	1,000,000	09/01/2007	5.00

CENTRAL OHIO SOLID WASTE	1,000,000	12/01/2008	5.00

CHICAGO ILL PARK DIST	1,000,000	01/01/2010	5.00

GASTON CNTY N C CTFS PART	1,000,000	12/01/2009	5.00

HAMILTON CTY OHIO SALE	1,000,000	12/01/2008	4.60

HAWAII ST RFDG-SER DG	1,000,000	07/01/2009	5.00

HONOLULU HAWAII CITY	1,000,000	07/01/2008	5.00

HOUSTON TEX RFDG-PUB IMPT	1,000,000	03/01/2012	5.00

HOUSTON TEX RFDG-PUBLIC	1,000,000	09/01/2010	5.75

HOUSTON TEX UTIL SYS REV	1,000,000	05/15/2009	5.00

HOUSTON TEX WTR & SWR SYS	1,000,000	12/01/2007	5.00

JEA FLA ST JOHNS RIV PWR	1,000,000	10/01/2009	5.00

LA ST-SER A	1,000,000	11/15/2007	5.50

LOS ALAMOS CNTY N MEX UTL	1,000,000	07/01/2008	5.00

LOWER COLO RIV AUTH TEX	1,000,000	05/15/2010	5.00

MASSACHUSETTS ST WTR RES AUTH	1,000,000	08/01/2011	5.50

MEMPHIS-SHELBY CNTY TENN ARPT AUTH ARPT	1,000,000	03/01/2006	5.00

MICHIGAN ST BLDG A	1,000,000	10/15/2007	5.00

NASSAU CNTY N Y IN	1,000,000	11/15/2007	5.00

NEW JERSEY BLDG AU	1,000,000	12/15/2011	5.25

NEW JERSEY ECONOMIC DEV	1,000,000	06/15/2013	5.25

NEW YORK NYC TRANSITIONAL	1,000,000	11/01/2007	5.00

NY ST LOC GOVT ASSISTANCE	1,000,000	04/01/2007	5.50

PENNSYLVANIA ST TPK COMMN	1,000,000	12/01/2007	4.00

REGIONAL WASTE SYS INC ME	1,000,000	07/01/2009	5.00

ST PETERSBURG FLA	1,000,000	10/01/2007	4.75

TEXAS MUNI PWR AGY REV	1,000,000	09/01/2007	5.00

WEST VA HIGER ED POL COM	1,000,000	04/01/2010	5.00

YORK CNTY PA	1,000,000	10/01/2008	6.25

CHICAGO ILL MET WTR	1,000,000	12/01/2008	5.00

COLORADO SPRINGS C	1,000,000	11/15/2008	5.00

MASSACHUSETTS ST CONS LN	1,000,000	09/01/2009	5.00

TEXAS STATE TRAN	1,000,000	04/01/2010	5.00

LOUDOUN CNTY VA RFDG-SER	1,000,000	07/01/2014	5.00

RICHMOND REF	1,000,000	07/15/2011	5.50

ANOKA-HENNEPIN MINN INDPT	1,000,000	02/01/2008	5.00

CHICAGO ILL BRD ED LEASE	1,000,000	01/01/2010	6.25

CHICAGO ILL TRAN AUTH.	1,000,000	06/01/2009	5.25

FRANKLIN CNTY OHIO	1,000,000	12/01/2011	5.00

CHICAGO IL PARK DIST	1,000,000	01/01/2010	5.00

INDIANA BD BK REV	870,000	02/01/2008	5.00

FLORIDA ST DEPT ENVIRONM	850,000	07/01/2009	5.00

NEW YORK ST DORM AUTH REVS NYSARC INC-SE	840,000	07/01/2007	4.60

MARICOPA CNTY ARIZ HOSP R	825,000	07/01/2006	7.63

GRAND RIVER DAM	750,000	06/01/2007	5.88

WISCONSIN ST HLTH	750,000	02/15/2007	5.00

WYANDOTTE CNTY KANS UNI	705,000	09/01/2009	5.00

ARIZONA WTR INFRASTUCTURE	700,000	10/01/2012	5.00

ARIZONA ST TRANS BRD HWY	700,000	07/01/2007	5.00

MASSACHUSETTS STHE	675,000	05/15/2007	5.00

YONKERS N Y SER E	670,000	12/01/2014	5.00

MONTGOMERY CNTY MD	650,000	11/01/2011	5.25

DISTRICT COLUMBIA REV GEORGE WASHINGTON	630,000	09/15/2007	5.00

SCHAUMBURG ILL	585,000	01/01/2007	5.00

MASSACHUSETTS ST W	570,000	08/01/2006	5.00

ALASKA MUNICIPAL B	565,000	06/01/2006	5.00

OAK RIDGE REF	555,000	04/01/2006	4.25

INDIANA BD BK COMMON SCH FD	550,000	02/01/2008	5.00

MICHIGAN ST COMP T	550,000	05/15/2007	5.00

MECKLINBURG CNTY NC	550,000	04/01/2010	5.00

GLOUCESTER COUNTY	500,000	07/15/2006	4.00

NEW YORK ST DORM A	500,000	07/01/2011	5.00

NEW YORK ST DORM A	500,000	07/01/2007	5.00

DUNCANVILLE TEXAS	500,000	02/15/2008	4.50

KENTUCKY ST PPTY & BLDGS	500,000	02/01/2008	5.38

MASSACHUSETTS ST RFDG-SER	500,000	08/01/2011	5.00

NEW YORK ST DORM A	500,000	07/01/2007	5.38

NEW ORLEANS LA EXHIB HALL AUTH	500,000	07/15/2006	—

DISTRICT COLUMBI.T	495,000	07/01/2008	5.00

READING PA SCH DIST NTS-SER A	460,000	01/15/2006	—

INDIANA BD BK REV	455,000	02/01/2008	5.00

NEW YORK NY CITY TRANSITIONAL FIN AUTH R	400,000	02/01/2006	5.25

FAIRFAX CNTY VA	350,000	06/01/2006	4.50

MARYLAND ST RFDG-ST & LOC	350,000	02/01/2007	5.00

TEXAS WTR DEV BRD REV ST REVOLVINGFD-SR	350,000	07/15/2006	5.50

METROPOLITAN TRANSN AUTH	275,000	11/15/2011	5.00

INDIANAPOLIS IND L	260,000	01/15/2007	2.50

COBB CNTY & MARIET	250,000	11/01/2009	5.00

MAINE ST TPK	200,000	07/01/2007	5.25

FLAGER SD REF	175,000	09/01/2006	6.00

UNIVERSITY N C SYS POOL R	60,000	10/01/2006	5.50

Total	$496,600,000

MasterCard Incorporated

Permitted Investments

Municipal Bonds and Equity Investments @ 12/31/05

Investment in Affiliates

Name of Company	Investment Type	Amount Invested	% Owned
		(000’s)
Mondex Asia Pte Ltd.	Consolidated	$12,440	51.00%
Korea Cyber Payment, Inc.	Cost Investment	90	1.57%
RedeCard S.A.	Cost Investment	12,856	4.17%
Xign Corporation	Cost Investment	3,970	10.00%
Bamboo Holdings	Cost Investment	1,400	19.23%
EMVCO, LLC	Equity Investment	1,350	33.33%
Advent/Digital Media & Communications III-C LP	Equity Investment	8,000	6.25%
MPact Technology Services (f/k/a Mascon-MC GTS Holdings Private Ltd.)	Equity Investment	49	49.00%
Secure Electronic Transactions, LLC	Equity Investment	4,640	50.00%

		$44,795

SCHEDULE 1.2

Commitments

LENDER	COMMITMENT
Citibank, N.A.	$225,000,000
Commonwealth Bank of Australia	$200,000,000
HSBC Bank USA, N.A.	$200,000,000
JPMorgan Chase Bank, N.A.	$200,000,000
The Royal Bank of Scotland plc	$200,000,000
Bank of Tokyo-Mitsubishi UFJ, Ltd.	$150,000,000
Harris Nesbitt Financing, Inc.	$150,000,000
ING Bank N.V.	$150,000,000
William Street Commitment Corporation (Goldman Sachs)	$150,000,000
Bank of America, N.A.	$100,000,000
Deutsche Bank AG New York Branch	$100,000,000
KeyBank National Association	$100,000,000
Lloyds TSB Bank, plc	$100,000,000
Mizuho Corporate Bank, Ltd.	$75,000,000
Sumitomo Mitsui Banking Corporation	$75,000,000
Westpac Banking Corporation	$75,000,000
Fifth Third Bank	$50,000,000
PNC Bank, National Association	$50,000,000
SunTrust Bank, Inc.	$50,000,000
U.S. Bank, National Association	$50,000,000
Wells Fargo Bank, National Association	$50,000,000

TOTAL	$2,500,000,000

SCHEDULE 3.1

MasterCard Incorporated

Interest Rate Protection

Interest Rate Swap @ 12/31/05

NONE.

MasterCard International

Currency Protection

Unhedged Positions @ 12/31/05

NONE.

SCHEDULE 3.6

Material Litigation

NONE.

SCHEDULE 3.15

MasterCard Incorporated and Subsidiaries

NAME	Incorporated in	Percent Owned**
MasterCard Incorporated	USA	NA

Cirrus Systems, LLC	USA	100%

MasterCard Europe Sprl	Belgium	100%

European Payment System Services Sprl	Belgium	100%

euro travellers cheque International S.A.	Belgium	100%

Eurocard Limited	UK	100%

EUROCARD U.S.A., Inc.	USA	100%

MasterCard/Europay U.K. Limited	UK	100%

Maestro International Incorporated	USA	100%

Maestro Asia/Pacific Ltd.	USA	100%

Maestro Canada, Inc.	USA	100%

Maestro Latin America, Inc.	USA	100%

Maestro Middle East/Africa, Inc.	USA	100%

Maestro U.S.A., Inc.	USA	100%

MasterCard International Incorporated	USA	100%

MasterCard (India) Private Limited	India	100%

MasterCard Advisors, LLC	USA	100%

MasterCard A/P Payment Services Inc.	USA	100%

MasterCard Asia/Pacific Pte. Ltd.	Singapore	100%

MasterCard Asia/Pacific (Australia) Pty. Ltd.	Australia	100%

MasterCard Asia/Pacific (Hong Kong) Limited	Hong Kong	100%

MasterCard Australia Ltd.	USA	100%

MasterCard Brasil S/C Ltda.	Brazil	100%

MasterCard Brasil Soluções de Pagamento Ltda.	Brazil	100%

MasterCard Canada, Inc.	USA	100%

MasterCard Cardholder Solutions, Inc.	USA	100%

MasterCard China Holdings, LLC	USA	100%

MasterCard Chip Standards Holdings, Inc.	USA	100%

MasterCard Colombia, Inc.	USA	100%

MasterCard EMEA, Inc.	USA	100%

MasterCard Financing Solutions LLC	USA	100%

MasterCard Foreign Sales Corporation	Barbados	100%

MasterCard Global Holding LLC	USA	100%

MasterCard Global Key Centre Limited	UK	100%

MasterCard Global Promotions & Sponsorships Annex, Inc.	USA	100%

MasterCard Holding Incorporated	USA	100%

MasterCard Hong Kong Ltd.	USA	100%

MasterCard International Incorporated Chile Ltda.	Chile	100%

MasterCard International Far East Ltd.	USA	100%

MasterCard International Global Maatschap	Belgium	100%

MasterCard International Holding LLC	USA	100%

MasterCard International Japan Inc.	USA	100%

MasterCard International Korea Ltd.	Korea	100%

MasterCard International Philippines, Inc.	USA	100%

MasterCard International Services, Inc.	USA	100%

MasterCard International, LLC	USA	100%

MasterCard Korea Ltd.	USA	100%

MasterCard Mercosur, Inc.	USA	100%

MasterCard Mexico, Sociedad de R.L. de C.V.	Mexico	100%

MasterCard Middle East, Inc.	USA	100%

MasterCard Netherlands B.V.	Netherlands	100%

MasterCard Originator SPC, Inc.	USA	100%

MasterCard Panama, S.R. de L.	Panama	100%

MasterCard Peru, Inc.	USA	100%

MasterCard Puerto Rico, LLC	Puerto Rico	100%

MasterCard Services SPC, Inc.	USA	100%

MasterCard Singapore Ltd.	USA	100%

MasterCard Southern Africa, Inc.	USA	100%

MasterCard Taiwan Ltd.	USA	100%

MasterCard Travelers Cheque, Inc.	USA	100%

MasterCard UK, Inc.	UK	100%

MasterCard UK Inc. Pension Trustees Limited	UK	100%

MasterCard UK Management Services Limited	UK	100%

MasterCard Uruguay Limitada	Uruguay	100%

MasterCard Venezuela, Inc.	USA	100%

MC Indonesia, Inc.	USA	100%

Mondex International Limited	UK	100%

MAOSCO Limited	UK	100%

Mondex International Americas, Inc.	USA	100%

Mondex Asia Pte. Ltd.	Singapore	51%

Mondex China Pte. Ltd.	Singapore	51%

Mondex India Pte. Ltd.	Singapore	51%

Mondex International (Australia) Pty. Ltd.	Australia	100%

MXI Management Limited	UK	100%

Bright Skies LLC	USA	100%

Clear Skies LLC	USA	100%

CSI Holdings Inc.	USA	100%

EMVCo, LLC	USA	50%

GVP Holding Incorporated	USA	100%

JNS Corporation Yugen Kaisha	Japan	100%

MasterCard GTS Holdings Private Limited	Mauritius	49%

Mastermanager LLC	USA	100%

MasterCard Beneficiary Trust	USA	100%

MTS Holdings, Inc.	USA	100%

Purchase Street Research, LLC	USA	100%

SET Secure Electronic Transaction LLC	USA	50%

The Tower Group, Inc.	USA	100%

Towergroup Europe Limited	UK	100%

**	Percentages reflect direct ownership and indirect ownership through intermediate companies

SCHEDULE 6.2(f)

Liens

Company	State	UCC#	Holder	Collateral Description

MasterCard International Incorporated	DE	File No. 10827126	IBM Credit Corporation	Computer, information processing and other peripheral equipment and goods*

MasterCard International Incorporated	DE	File No. 20749550	IBM Credit Corporation	Computer, information processing and other peripheral equipment and goods*

MasterCard International Incorporated	DE	File No. 22016537	IBM Credit Corporation	Computer equipment and software*

MasterCard International Incorporated	DE	File No. 22985814	Ameritech Credit Corporation	Controllers, modems, computers and other data transmission devices, cable and wiring

MasterCard International Incorporated	DE	File No. 30062896	Bank One, NA	Computer equipment

MasterCard International, LLC	DE	File No. 31941866	IBM Credit LLC	Computer equipment and software*

MasterCard International Incorporated	DE	File No. 33247841	Ameritech Credit Corporation	Right, title and interest in and to the Master Software License and Maintenance Agreement for 3 year central site maintenance

MasterCard International, LLC	DE	File No. 40524472	UMB Bank, N.A.	Right, title and interest of the city of Kansas City, Missouri under a Lease Agreement

MasterCard International Incorporated	DE	File No. 42174680	MCI O’Fallon 1999 Trust	Winghaven Facility in O’Fallon, MO

MasterCard International, LLC	DE	File No. 42573360	IBM Credit LLC	Computer equipment and related software*

MasterCard International, LLC	DE	File No. 50756271	IBM Credit LLC	Computer equipment and related software*

MasterCard International, LLC	DE	File No. 51331918	IBM Credit LLC	Computer equipment and related software*

MasterCard International, LLC	DE	File No.	IBM Credit LLC	Computer equipment and related software

MasterCard International Incorporated	DE	File No.	AT&T Capital Services, Inc.	Controllers, modems, computers and other data transmission devices, cable and wiring*

MasterCard International Incorporated	DE	File No.	AT&T Capital Services, Inc.	Controllers, modems, computers and other data transmission devices, cable and wiring*

MasterCard International, LLC	DE	File No.	IBM Credit LLC	Computer equipment and related software

MasterCard International Incorporated	NY	File No. 126729	CIT Technologies Corporation, d/b/a CIT Systems Leasing	Equipment under a Master Lease Agreement*

MasterCard International Incorporated	NY	File No. 190602	CIT Technologies Corporation, d/b/a CIT Systems Leasing	Equipment under a Master Lease Agreement*

MasterCard International Incorporated	NY	File No. 025688	IBM Credit Corporation	Computer, information processing and other peripheral equipment and goods*

MasterCard International Incorporated	NY	File No. 050099	Ameritech Credit Corporation	Controllers, modems, computers and other data transmission devices, cable and wiring*

MasterCard International Incorporated	NY	File No. 050169	Ameritech Credit Corporation	Controllers, modems, computers and other data transmission devices, cable and wiring*

MasterCard International Incorporated	MO	File No. 2947184	Amdahl Corporation; Bank One Colorado, N.A.	Computer equipment*

MasterCard International Incorporated	MO	File No. 4064359	IBM Credit Corporation	Computer, information processing and other peripheral equipment and goods*

MasterCard International Incorporated	MO	File No. 4091619	CIT Technologies Corporation, d/b/a CIT Systems Leasing	Equipment under a Master Lease Agreement*

MasterCard International Incorporated	MO	File No. 4129453	EMC Corporation	Equipment

MasterCard International Incorporated	MO	File No. 4143406	Ameritech Credit Corporation	Controllers, modems, computers and other data transmission devices, cable and wiring*

MasterCard International Incorporated	MO	File No. 4143411	Ameritech Credit Corporation	Controllers, modems, computers and other data transmission devices, cable and wiring*

MasterCard International Incorporated	MO	File No. 4177338	IBM Corporation	Computer, information processing and other peripheral equipment and goods

MasterCard International Incorporated	MO	File No. 20018007701	IBM Credit Corporation	Computer, information processing and other peripheral equipment and goods*

*	Filed for precautionary purposes only.

SCHEDULE 6.8

Dividend Blocks

The Borrower is subject to minimum net worth covenants pursuant to the following agreements, which are filed as exhibits to the its filings with the U.S. Securities and Exchange Commission identified in parentheses below:

•	Guaranty, dated as of August 4, 2004, in favor of the holders of 6.67% Subordinated Notes due June 30, 2008 (see Exhibit 4.4 to the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 2, 2005 (No. 000-50250)).

•	First Amendment to Guarantee, dated as of November 23, 2004 between International, Borrower, and UMB Bank & Trust, N.A. (see Exhibit 10.4.1 to the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2005, filed March 16, 2006 (No. 000-50250)).

SCHEDULE 10.7(b)

MasterCard Incorporated

Fiduciary Accounts with Banks Participating In this Syndication

@12/31/05

JP Morgan Chase Bank
Account Number	Currency
00010019311	AUD
00010019303	AUD
00010019338	AUD
00010019477	AUD
0731753500	CAD
20397201	EUR
11139342	GBP
11139334	GBP
6839254304	HKD
6650260711	IDR
0110442612	JPY
6870791925	MYR
3212700557	PHP
0111867175	SGD
6580116538	THB
014 053 007	USD
323 120 431	USD
323 120 342	USD
323 120 407	USD
323 120 369	USD
323 120 393	USD
323 120 377	USD
323 120 458	USD
014056830	USD
014056865	USD
114013063	USD
400314738	USD
22105909	ZAR
Citibank
4108396	BSD

HSBC
40051537560119	EUR
40051537550712	USD
000-12274-2	USD
40051537550602	GBP
40051537562798	GBP
40051537549967	CHF
40051537549975	CPY
40051537549991	DKK
40051557117303	ISK
40051537561630	JPY
40051537550653	MTL
40051537550688	NOK
40051537550704	SEK
40051557117397	AUD
40051557117362	CAD
40051557117354	ZAR
40051557117370	NZD
40051557117389	HKD
40051557983045	USD
000-122769	USD
37818047	USD

EXHIBIT A

[FORM OF REVOLVING CREDIT NOTE]

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE (OTHER THAN PLEDGES OR ASSIGNMENTS HEREOF TO ANY FEDERAL RESERVE BANK) MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

REVOLVING CREDIT NOTE

$	New York, New York

            , 200

FOR VALUE RECEIVED, the undersigned, MASTERCARD INCORPORATED, a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of              (the “Lender”) at the office of Citibank, N.A., located at 2 Penns Way, Suite 200, New Castle, Delaware, 19720, in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of              DOLLARS ($            ), or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Credit Agreement (as defined below). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of Revolving Credit Loans made by the Lender from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

The holder of this Note is authorized to record on Schedule A annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made by the Lender and the date and amount of each payment or prepayment of principal thereof, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of LIBOR Loans, the length of each Interest Period and the London Interbank Offered Rate with respect thereto. Each such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation shall not affect the obligation of the Borrower to repay (with applicable interest) Revolving Credit Loans made by the Lender pursuant to the Credit Agreement.

This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement, dated as of April 28, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, MasterCard International Incorporated, a Delaware corporation, the Lender, the other banks and financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as Backup Agent and Citibank, N.A., as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

MASTERCARD INCORPORATED

By:

Name:

Title:

2

Schedule A

to Revolving Credit Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF LIBOR LOANS

Date	Amount of LIBOR Loans	Amount Converted to or Continued as LIBOR Loans	Interest Period and London Interbank Offered Rate with Respect Thereto	Amount of Principal of LIBOR Loans Repaid	Amount of LIBOR Loans Converted to ABR Loans	Unpaid Principal Balance of LIBOR Loans	Notation Made By

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF LIBOR LOANS

Date	Amount of LIBOR Loans	Amount Converted to or Continued as LIBOR Loans	Interest Period and London Interbank Offered Rate with Respect Thereto	Amount of Principal of LIBOR Loans Repaid	Amount of LIBOR Loans Converted to ABR Loans	Unpaid Principal Balance of LIBOR Loans	Notation Made By

2

EXHIBIT B

[FORM OF SWING LINE NOTE]

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE (OTHER THAN PLEDGES OR ASSIGNMENTS HEREOF TO ANY FEDERAL RESERVE BANK) MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

SWING LINE NOTE

$	New York, New York
, 2006

FOR VALUE RECEIVED, the undersigned, MASTERCARD INCORPORATED, a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of CITIBANK, N.A. (the “Swing Line Lender”), at its office located at 2 Penns Way, Suite 200, New Castle, Delaware, 19720, in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date, the principal amount of                  DOLLARS ($            ) or, if less, the aggregate unpaid principal amount of the Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to Section 2.18 of the Credit Agreement (as defined below). The Borrower further agrees to pay interest in like money at said office on the unpaid principal amount of Swing Line Loans from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

The Swing Line Lender is authorized to record the date and the amount of each Swing Line Loan made by the Swing Line Lender to the Borrower pursuant to Section 2.18 of the Credit Agreement and the date and amount of each payment or prepayment of principal thereof on Schedule A annexed hereto and made a part hereof and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that any failure by the Swing Line Lender to make such recordation shall not affect the obligation of the Borrower to repay (with applicable interest) the Swing Line Loans made by the Swing Line Lender pursuant to the Credit Agreement.

This Note (a) is the Swing Line Note referred to in the Credit Agreement, dated as of April 28, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, MasterCard International Incorporated, a Delaware corporation, the Swing Line Lender, the other banks and financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as Backup Agent and Citibank, N.A., as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

MASTERCARD INCORPORATED

By:
Name:
Title:

2

Schedule A to

Swing Line Note

LOANS AND REPAYMENTS

Date	Amount of Swing Line Loans Made	Amount of Swing Line Loans Repaid	Unpaid Principal Balance of Swing Line Loans	Notation Made By

3

EXHIBIT C

[FORM OF CLOSING CERTIFICATE]

CLOSING CERTIFICATE

Pursuant to subsections 4.1 (c), 4.1(d), 4.1(e) and 4.1(f) of the Credit Agreement, dated as of April 28, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MasterCard Incorporated, a Delaware corporation (“the “Borrower”), MasterCard International Incorporated, a Delaware corporation (“International”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Backup Agent for the Lenders, and Citibank, N.A., as Administrative Agent for the Lenders, the undersigned,                  of [Borrower] [International]                     , hereby certifies as follows:

1. The representations and warranties of [Borrower] [International] set forth in the Credit Agreement and each of the other Loan Documents to which it is a party are true and correct on and as of the date hereof as if made on and as of the date hereof;

2. No Default or Event of Default has occurred and is continuing as of the date hereof or will occur after giving effect to the making of the Loans on the date hereof or the consummation of each of the transactions contemplated by the Loan Documents; and

3.                      is and at all times since             ,     ,              has been the duly elected and qualified [Assistant] Secretary of [Borrower] [International] and the signature set forth on the signature line for such officer below is such officer’s true and genuine signature;

and the undersigned [Assistant] Secretary of [Borrower] [International] hereby certifies as follows:

4. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against [Borrower] [International] or any of its Subsidiaries, nor has any other event occurred affecting or threatening the corporate existence of [Borrower] [International] or any of its Subsidiaries;

5. [Borrower] [International] is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and attached hereto as Exhibit A is a certificate issued by the Secretary of State of the State of Delaware certifying as to the good standing of [Borrower][International];

6. (i) Attached hereto as Exhibit B is a true and complete copy of resolutions duly adopted by the Board of Directors of [Borrower] [International] on                       ,             , approving and authorizing the execution, delivery and performance of the Credit Agreement and the other Loan Documents to which [Borrower][International] is a party; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of [Borrower] [International] now in force relating to or affecting the matters referred to therein;

(ii) attached hereto as Exhibit C is a true and complete copy of the by-laws of [Borrower] [International] as amended or restated on or prior to the date hereof and as in effect at all times since                  ,             , to and including the date hereof, and

(iii) attached hereto as Exhibit D is a true and complete copy of the certificate of incorporation of [Borrower] [International], as amended or restated on or prior to the date hereof and as in effect at all times since                  ,                  , to and including the date hereof; and

7. The following persons are now duly elected and qualified officers of [Borrower] [International], holding the offices indicated next to their respective names below, and such officers have held such offices with [Borrower] [International] at all times since                  ,             , to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of [Borrower] [International], the Credit Agreement and the other Loan Documents to which it is a party and any certificate or other document to be delivered by [Borrower] [International] pursuant to the Credit Agreement or any such Loan Document:

Name	Office	Signature
[ ]	[ ]
[ ]	[ ]

Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement and used herein are so used as so defined.

[remainder of page intentionally blank]

2

IN WITNESS WHEREOF, the undersigned have hereunto set our names and affixed the corporate seal.

MASTERCARD INCORPORATED		MASTERCARD INTERNATIONAL INCORPORATED

By:		By:
Name:		Name:
Title:	Treasurer	Title:	Treasurer

By:		By
Name:		Name:
Title:	[Assistant] Secretary	Title:	[Assistant] Secretary

Date:                     , 2006

2

EXHIBIT D-1

FORM OF CAF ADVANCE REQUEST

                        , 200

Citibank, N.A., as Administrative Agent

2 Penns Way, Suite 200

New Castle, Delaware 19720

JPMorgan Chase Bank, N.A., as Backup Agent

1111 Fannin, Floor 10

Houston, TX 77002

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of April 28, 2006, among the MasterCard Incorporated, a Delaware corporation, MasterCard International Incorporated, a Delaware corporation, the Lenders named therein, JPMorgan Chase Bank, N.A., as Backup Agent, and Citibank, N.A., as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

This is a [Fixed Rate] [LIBOR] CAF Advance Request pursuant to Section 2.9 of the Credit Agreement requesting offers for the following CAF Advances:

[NOTE: Pursuant to the Credit Agreement, a CAF Advance Request shall be transmitted in writing, by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission. In any case, a CAF Advance Request shall contain the information set forth in the grid below.]

	Loan 1	Loan 2	Loan 3
Aggregate Principal Amount	$	$	$
Borrowing Date
CAF Advance Maturity Date
CAF Advance Interest Payment Dates

Very truly yours,

MASTERCARD INCORPORATED

By:
Name:
Title:

2

EXHIBIT D-2

FORM OF CAF ADVANCE OFFER

                    , 200

Citibank, N.A., as Administrative Agent

2 Penns Way, Suite 200

New Castle, Delaware 19720

JPMorgan Chase Bank, N.A., as Backup Agent

1111 Fannin, Floor 10

Houston, TX 77002

Dear Sirs:

Reference is made to the Credit Agreement, dated as of April 28, 2006, among MasterCard Incorporated, a Delaware corporation (the “Borrower”), MasterCard International Incorporated, a Delaware corporation, the Lenders named therein, JPMorgan Chase Bank, N.A., as Backup Agent for such Lenders, and Citibank, N.A., as Administrative Agent for such Lenders (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein as therein defined.

In accordance with Sections 2.8 and 2.9 of the Credit Agreement, the undersigned Lender offers to make CAF Advances thereunder to the Borrower in the following amounts with the following maturity dates:

Borrowing Date: , 200	Aggregate Maximum Amount: $

Maturity Date 1: , 200	Maximum Amount: $ $ offered at * $ offered at *

Maturity Date 2: , 200	Maximum Amount: $ $ offered at * $ offered at *

Maturity Date 3: , 200	Maximum Amount: $ $ offered at * $ offered at *

[NOTE: Insert the interest rate offered for the specified CAF Advance where indicated by an asterisk (*). In the case of LIBOR CAF Advances, insert a margin bid. In the case of Fixed Rate CAF Advances, insert a fixed rate bid.]

Very truly yours,

[NAME OF LENDER]

By:
Name:
Title:
Telephone No.:
Telecopy No.:

2

EXHIBIT D-3

FORM OF CAF ADVANCE CONFIRMATION

                    , 200

Citibank, N.A.,

as Administrative Agent

2 Penns Way, Suite 200

New Castle, Delaware 19720

JPMorgan Chase Bank, N.A.,

as Backup Agent

1111 Fannin, Floor 10

Houston, TX 77002

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of April 28, 2006, among the undersigned, MasterCard International Incorporated, the Lenders named therein, JPMorgan Chase Bank, N.A., as Backup Agent, and Citibank, N.A., as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

In accordance with Section 2.9 of the Credit Agreement, the undersigned accepts and confirms the offers by the CAF Advance Lender(s) to make CAF Advances to the undersigned on             , 200     under Section 2.9 in the (respective) amount(s) set forth on the attached list of CAF Advances offered.

Very truly yours,

MASTERCARD INCORPORATED

By:
Name:
Title:

[Borrower to attach CAF Advance offer list prepared by the Administrative Agent with accepted amount entered by the Borrower to the right of each CAF Advance Offer].

Schedule to CAF

Advance Assignment

EXHIBIT D-4

FORM OF CAF ADVANCE ASSIGNMENT

CAF Advance ASSIGNMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the Assignor Lender set forth in Item 2 of Schedule I hereto (the “Assignor Lender”), the CAF Advance Assignee set forth in Item 3 of Schedule I hereto (the “CAF Advance Assignee”), and CITIBANK, N.A., as Administrative Agent for the Lenders under the Credit Agreement described below (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, this CAF Advance Assignment is being executed and delivered in accordance with subsection 10.6(c) of the Credit Agreement, dated as of April 28, 2006, among MasterCard Incorporated, a Delaware corporation (the “Borrower”), MasterCard International Incorporated, a Delaware corporation, the Assignor Lender and the other Lenders parties thereto, JPMorgan Chase Bank, N.A., as Backup Agent for the Lenders, and the Administrative Agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined); and

WHEREAS, the Assignor Lender has advanced to the Borrower the CAF Advance described in Item 5 of Schedule I hereto (the “CAF Advance”), and the Assignor Lender is assigning the CAF Advance to the CAF Advance Assignee pursuant to this CAF Advance Assignment;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. The Assignor Lender acknowledges receipt from the CAF Advance Assignee of an amount equal to the purchase price, as agreed between the Assignor Lender and the CAF Advance Assignee, of the outstanding principal amount of, and accrued interest on, the CAF Advance. The Assignor Lender hereby irrevocably sells, assigns and transfers to the CAF Advance Assignee without recourse, representation or warranty, except as set forth in subsection 4(i) hereof and the CAF Advance Assignee hereby irrevocably purchases, takes and acquires from the Assignor Lender, the CAF Advance, together with all instruments and documents pertaining thereto.

2. (a) From and after the date set forth in Item 4 of Schedule I hereto (the “Transfer Effective Date”), principal and interest that would otherwise be payable to or for the account of the Assignor Lender pursuant to the CAF Advance shall, instead, be payable to or for the account of the CAF Advance Assignee, whether such amounts have accrued prior to the Transfer Effective Date or accrue subsequent to the Transfer Effective Date.

(b) If Item 6 of Schedule I hereto contains payment instructions for the CAF Advance Assignee and if the CAF Advance Assignee delivers a copy of this CAF Advance Assignment to the Administrative Agent in accordance with subsection 10.6(f) of the Credit

Agreement at least 5 Business Days prior to the due date of any payment to the CAF Advance Assignee, the CAF Advance Assignee hereby instructs the Administrative Agent to pay all such amounts payable to it pursuant to the provision of subparagraph (a) of this paragraph 2, in accordance with such payment instructions. If Item 6 of Schedule I hereto does not contain payment instructions for the CAF Advance Assignee (or a copy hereof is not delivered to the Administrative Agent as aforesaid), the Assignor Lender and the CAF Advance Assignee agree that, notwithstanding the provisions of subparagraph (a) of this paragraph 2, the Assignor Lender is hereby appointed by the CAF Advance Assignee as its collection agent to receive from the Administrative Agent, for and on behalf of and for the account of the CAF Advance Assignee, all amounts payable to or for the account of the CAF Advance Assignee under the CAF Advance; the Assignor Lender will immediately pay over to the CAF Advance Assignee any such amounts received by it, in like funds as received.

3. Each of the parties to this CAF Advance Assignment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this CAF Advance Assignment.

4. By executing and delivering this CAF Advance Assignment, the Assignor Lender and the CAF Advance Assignee confirm to and agree with each other and the Administrative Agent and the Lenders as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim and has the corporate power and authority, and the legal right to sell, assign and transfer the CAF Advance to the CAF Advance Assignee, the Assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or such other instrument or document furnished pursuant thereto; (ii) the Assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) the CAF Advance Assignee confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 3.1, the financial statements delivered pursuant to Section 5.1, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this CAF Advance Assignment; (iv) the CAF Advance Assignee will, independently and without reliance upon the Administrative Agent the Assignor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in respect of the Credit Agreement; and (v) the CAF Advance Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 8 of the Credit Agreement.

2

5. Each party hereto represents and warrants to and agrees with the Administrative Agent that it is aware of and will comply with the provisions of Section 10.6 of the Credit Agreement.

6. THIS CAF ADVANCE ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this CAF Advance Assignment to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

3

Item 1 (Date of CAF Advance Assignment):	[Insert date of CAF Advance Assignment]

Item 2 (Assignor Lender):	[Insert name of Assignor Lender]

Item 3 (CAF Advance Assignee):	[Insert name, address and telephone numbers and name of contact party of CAF Advance Assignee]

Item 4 (Transfer Effective Date):	[Insert Transfer Effective Date] [To be a date not less than five business days after date of CAF Advance Assignment]

Item 5 (Description of CAF Advance):

a. Date: b. Principal Amount:

Item 6 (Payment Instructions):	[Complete only if payments are to be made by Administrative Agent to CAF Advance Assignee rather than to Assignor Lender as collection agent for CAF Advance Assignee; leave blank if Assignor Lender is to act as such collection agent]

Item 7 (Signatures):

,
as Assignor Lender

By:
Name:
Title:

, as Bid Loan Assignee

By:
Name:
Title:

4

ACCEPTED FOR RECORDATION
IN REGISTER:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

5

EXHIBIT E

SWING LINE LOAN PARTICIPATION CERTIFICATE

                         , 200

[Name of Lender]

Ladies and Gentlemen:

Pursuant to subsection 2.18(e) of the Credit Agreement, dated as of April 28, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined), among MasterCard Incorporated, a Delaware corporation (the “Borrower”), MasterCard International Incorporated, a Delaware corporation, the several banks and other financial institutions from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as back-up administrative agent for the Lenders thereunder (in such capacity, the “Backup Agent”) and Citibank, N.A., as administrative agent for the Lenders thereunder (in such capacity, the “Administrative Agent”), the undersigned, as Swing Line Lender under the Credit Agreement, hereby acknowledges receipt from you on the date hereof of                           DOLLARS ($            ) as payment for a participating interest in the following Swing Line Loan:

Date of Swing Line Loan:		_________ __

Principal Amount of Swing Line Loan
Participating Interest:	$

Very truly yours,

CITIBANK, N.A.

By:
Name:
Title:

EXHIBIT F-1

[FORM OF OPINION OF GENERAL COUNSEL TO THE BORROWER AND INTERNATIONAL]

                 , 2006

To (a) the several banks and other financial

      institutions parties on the date hereof to the

      Agreement referred to below, (b) JPMorgan

      Chase Bank, N.A., as Backup Agent under said

      Agreement and (c) Citibank, N.A., as

      Administrative Agent under said Agreement.

Dear Sirs:

I am General Counsel of MasterCard Incorporated, a Delaware corporation (the “Borrower”) and MasterCard International Incorporated, a Delaware corporation (“International” and together with the Borrower, the “Obligors”), and am familiar with the Credit Agreement, dated as of April 28, 2006 (the “Agreement”), among the Borrower, International, the banks and other financial institutions parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Backup Agent for the Lenders (in such capacity, the “Backup Agent”), and Citibank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). This opinion is delivered to you pursuant to subsection 4.1(h)(i) of the Agreement. Terms used herein which are defined in the Agreement shall have the respective meanings set forth in the Agreement, unless otherwise defined herein.

In connection with this opinion, I have examined an executed copy of the Agreement, and such corporate documents and records of each Obligor and its Subsidiaries and certificates of public officials and officers of each Obligor and its Subsidiaries, and such other documents, as I have deemed necessary or appropriate for the purposes of this opinion. For the purposes of this opinion, I have assumed (i) the genuineness of all signatures of, and the authority of, Persons signing the Agreement on behalf of parties thereto other than the Obligors, (ii) the authenticity of all documents submitted to me as originals and (iii) the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies.

Based upon the foregoing, I am of the opinion that:

i. Each Obligor and its Subsidiaries (a) is an entity duly organized, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

ii. The execution, delivery and performance by each Obligor of the Agreement are within the corporate powers of such Obligor, have been duly authorized by all necessary corporate action (including any necessary shareholder approval), require no governmental approval, and do not contravene any law or regulation applicable to, including, without limitation, Regulation T, U or X of the Board, or any contractual restriction binding on, each Obligor.

iii. The Agreement has been duly executed and delivered by each Obligor and constitutes a legal, valid and binding obligation of each Obligor, enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or authorization of, filing with, notice to or other act by or in respect of any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance or validity of the Agreement other than those expressly required by the terms of the Agreement.

iv. To the best of my knowledge after due inquiry, except to the extent set forth in Schedule 3.6 attached to the Agreement or as previously disclosed in any public filings made by the Borrower, there are no pending or threatened actions or proceedings affecting either Obligor or any of its Subsidiaries which, if determined adversely to either Obligor or such Subsidiary, would have a Material Adverse Effect.

v. Neither Obligor is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

I am a member of the Bar of the State of New York and express no opinion on any laws other than the laws of the State of New York, the Delaware Corporation Law and the federal laws of the United States.

Very truly yours,

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EXHIBIT F-2

[FORM OF OPINION OF SPECIAL NEW YORK COUNSEL TO THE

ADMINISTRATIVE AGENT]

            , 2006

To each of the Lenders,

  the Backup Agent, and

  the Administrative Agent party to the

  Credit Agreement referred to below

Ladies and Gentlemen:

We have acted as special New York counsel to Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) in connection with the Credit Agreement dated as of April 28, 2006 (the “Credit Agreement”) among MasterCard Incorporated (the “Borrower”), MasterCard International Incorporated (the “Guarantor” and, together with the Borrower, the “Credit Parties”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as back-up administrative agent (in such capacity, the “Backup Agent”) and the Administrative Agent.

This opinion is furnished to you pursuant to Section 4.1(h)(ii) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

In arriving at the opinions expressed below, we have examined and relied on an executed counterpart of the Credit Agreement and we have made such investigations of law as we have deemed appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Agreement.

In rendering the opinions expressed below, we have assumed, with respect to the Credit Agreement, that:

(i) the Credit Agreement has been duly authorized by, has been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Credit Parties) constitutes the legal, valid, binding and enforceable obligation of, all of the parties thereto;

(ii) all signatories to the Credit Agreement have been duly authorized;

(iii) all of the parties to the Credit Agreement are duly organized and validly existing under the laws of their respective jurisdictions of incorporation and have the power and authority (corporate or other) to execute, deliver and perform the Credit Agreement.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of each of the Credit Parties party thereto, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

The foregoing opinions are subject to the following comments and qualifications:

(A) The enforceability of Section 10.5 of the Credit Agreement may be limited by laws limiting the enforceability of provisions releasing, exculpating or exempting a party from or requiring indemnification of a party for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

(B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

(C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose for the loan or use of money or other credit, (ii) Sections 10.6(b) and 10.7(b) of the Credit Agreement to the extent they purport to grant a right of set-off, (iii) Section 10.13(a) of the Credit Agreement, insofar as it relates to the subject matter jurisdiction of any court of the United States of America sitting in the Southern District of New York to adjudicate any controversy related to the Credit Agreement, (iv) Section 10.13(b) of the Credit Agreement insofar as it relates to inconvenient forum with respect to any Federal court and (v) Section 10.9 of the Credit Agreement.

(D) We express no opinion as to the applicability to the obligations of the Guarantor under Section 9 of the Credit Agreement (or the enforceability of such obligations under) Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations, or the provisions of the law of the jurisdiction of incorporation of the Guarantor restricting dividends, loans or other distributions by a corporation for the benefit of its stockholders.

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(E) Section 9(b) of the Credit Agreement may not be enforceable to the extent that the Guaranteed Obligations are materially modified.

The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is, pursuant to Section 4.1(h)(ii) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to the Agent and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

Very truly yours,

WFC/RMG

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EXHIBIT G

FORM OF BORROWING NOTICE

Citibank, N.A.,

as Administrative Agent

2 Penns Way, Suite 200

New Castle, Delaware 19720

Attention: Agency Department

JPMorgan Chase Bank, N.A.,

as Backup Agent

1111 Fannin, Floor 10

Houston, TX 77002

Dear Sirs:

This Borrowing Notice is delivered to you by the undersigned (the “Borrower”) in connection with Section 2.2 of the Credit Agreement, dated as of April 28, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, MasterCard International Incorporated, the several banks and other financial institutions from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Backup Agent for the Lenders, and Citibank, N.A., as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that Loans be made in the aggregate principal amount of $                 on                 , 200     (the “Borrowing Date”). The Borrower requests that such Loans be made as1 [LIBOR Loans in a principal amount of $             having an initial Interest Period of              months] [ABR Loans in a principal amount of $                         ]. The Borrower requests that the Loans requested be paid into account at [bank].

The Borrower hereby certifies that the representations and warranties contained in Section 3 of the Credit Agreement will be true and correct in all material respects on and as of the Borrowing Date with the same effect as if made on and as of such date both before and after giving effect to the Loans to be made on the Borrowing Date and that no event has occurred or will be continuing on the Borrowing Date, or will result from the making of the Loans to be made on the Borrowing Date, which constitutes a Default or an Event of Default.

[1]	Insert appropriate interest rate option, and, if applicable, number of months. If Loans are to be a combination of LIBOR and ABR Loans, specify the respective amounts of each type.

IN WITNESS WHEREOF, the Borrower has caused this request and certificate to be executed and delivered by its duly authorized officer this                  day of                      , 200    .

MasterCard Incorporated

By:
Name:
Title:

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EXHIBIT H

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement, dated as of April 28, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MasterCard Incorporated, a Delaware corporation (the “Borrower”), MasterCard International Incorporated, a Delaware corporation, the several banks and other financial institutions from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as back-up administrative agent for the Lenders (in such capacity, the “Backup Agent”), and Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

             (the “Assignor”) and              (the “Assignee”) agree as follows:

i. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below) (but not prior to the registration of the information contained herein in the Register pursuant to subsection 10.6(e) of the Credit Agreement), an interest (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1.

ii. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) (i) requests that the Administrative Agent, upon request by the Assignee, (a) exchange any attached Notes for a new Note or Notes payable to the Assignee or, (b) if the Assignor does not hold any Notes, issue a new Note or Notes payable to the Assignee if so requested and (ii) if (A) the Assignor has retained any interest in the Assigned Facility and (B) the Assignor holds any Notes, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

iii. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that, to the extent it has so required, it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in or delivered pursuant to Sections 3.1 and 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that, with respect to the Assigned Interest, it will be a party to and bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to subsection 2.21(b) of the Credit Agreement.

iv. The effective date of this Assignment and Acceptance shall be             , 200     (the “Effective Date”). Following the execution of this Assignment and Acceptance and the consent hereto by the Borrower to the extent required under the Credit Agreement, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

v. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor and Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

vi. From and after the Effective Date, (a) the Assignee shall, with respect to the Assigned Interest, be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except pursuant to Sections 2.19, 2.20 and 10.5 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

vii. This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

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viii. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

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Schedule 1

to Assignment and Acceptance

Re: Assignment and Acceptance relating to the Credit Agreement, dated as of April 28, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MasterCard Incorporated, a Delaware corporation (the “Borrower”), MasterCard International Incorporated, a Delaware corporation, the several banks and other financial institutions from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as back-up administrative agent for the Lenders (in such capacity, the “Backup Agent”), and Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent” ).

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Credit Facility Assigned	Principal Amount Assigned
Revolving Credit	$

The terms set forth above are hereby agreed to by:

[NAME OF ASSIGNEE]	[NAME OF ASSIGNOR]

By	By
Name:	Name:
Title:	Title:

Accepted:	Consented To:

CITIBANK, N.A., as Administrative Agent	MASTERCARD INCORPORATED

By	By
Name:	Name:
Title:	Title:

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EXHIBIT I

[FORM OF COMPLIANCE CERTIFICATE]

Pursuant to subsection 5.2(a) of the Credit Agreement, dated as of April 28, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MasterCard Incorporated, a Delaware corporation (the “Borrower”), MasterCard International Incorporated, a Delaware corporation, the several banks and other financial institutions from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Backup Agent for the Lenders, and Citibank, N.A., as Administrative Agent for the Lenders, the undersigned,                      of the Borrower, hereby certifies that during the period from [            ] to [            ] (the “Reporting Period”), except as set forth on Schedule I hereto:

1. The representations and warranties of the Borrower set forth in the Credit Agreement and each of the other Loan Documents or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date;

2. To the best of my knowledge, during Reporting Period, the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Credit Agreement, including the negative covenant set forth in Section 6.1 of the Credit Agreement, and the other Loan Documents to be observed, performed or satisfied by it.

3. No Default or Event of Default has occurred and is continuing as of the date hereof.

Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement and used herein are so used as so defined.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her name and affixed the corporate seal.

MASTERCARD INCORPORATED

By:
Name:
Title:

Date:                          , 200

2

Schedule I to

Compliance Certificate

[Disclosure]

3

EXHIBIT J-1

[FORM OF NEW LENDER SUPPLEMENT]

SUPPLEMENT, dated                     , to the Credit Agreement dated as of April 28, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MASTERCARD INCORPORATED, a Delaware corporation (the “Borrower”), MASTERCARD INTERNATIONAL INCORPORATED, a Delaware corporation, the several banks and other financial institutions parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as back-up administrative agent (in such capacity, the “Backup Agent”) and CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

W I T N E S S E T H :

WHEREAS, the Credit Agreement provides in subsection 2.23(b) thereof that any bank, financial institution or other entity, although not originally a party thereto, may become a party to the Credit Agreement with the consent of the Borrower and the Administrative Agent by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, the undersigned hereby agrees as follows:

1. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Supplement is accepted by the Borrower and the Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment of $            .

2. The undersigned (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 3.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it has made and will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.21(b) of the Credit Agreement.

3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

4. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF LENDER]

By
Name:
Title:

Accepted this day of
, .

MASTERCARD INCORPORATED

By
Name:
Title:

Accepted this day of
, .

CITIBANK, N.A., as Administrative Agent

By
Name:
Title:

2

EXHIBIT J-2

[FORM OF COMMITMENT INCREASE SUPPLEMENT]

SUPPLEMENT, dated                     , to the Credit Agreement dated as of April 28, 2006 (as amended, supplemented otherwise modified from time to time, the “Credit Agreement”), among MASTERCARD INCORPORATED, a Delaware corporation (the “Borrower”), MASTERCARD INTERNATIONAL INCORPORATED, a Delaware corporation, the several banks and other financial institutions parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as back-up agent (in such capacity, the “Backup Agent”) and CITIBANK, N.A., as administrative administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

W I T N E S S E T H :

WHEREAS, the Credit Agreement provides in subsection 2.23(c) thereof that any Lender with (when applicable) the consent of the Borrower may increase the amount of its Commitment by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned now desires to increase the amount of its Commitment under the Credit Agreement;

NOW THEREFORE, the undersigned hereby agrees as follows:

1. The undersigned agrees, subject to the terms and conditions of the Credit Agreement, that on the date this Supplement is accepted by the Borrower and the Administrative Agent it shall have its Commitment increased by $            , thereby making the amount of its Commitment $            .

2. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF LENDER]

By
Name:
Title:

Accepted this day of
, .

MASTERCARD INCORPORATED

By
Name:
Title:

Accepted this day of
, .

CITIBANK, N.A., as Administrative Agent

By
Name:
Title:

2